UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

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DTE Energy Company
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LETTER TO SHAREHOLDERS
Dear Fellow Shareholders,
We invite you to attend our company’s annual meeting of shareholders, which will be held on Thursday, May 7 in New York City. Please see page 68 for details on attending.

Thanks to the drive and dedicated service of our 10,000 employees, 2019 was a successful year for DTE Energy.

One of our priorities is to transform our culture of service, and we are making great progress in bringing service excellence to life for each other, our customers, our communities and our shareholders. The more we focus on improving how we work together, the more positive we feel about coming to work every day—and that energy and excitement will drive service excellence externally for our customers and for our company’s long-term success.

Service excellence starts with our own people, and our 2019 engagement surveys gave us the highest scores in our history—in the top 3% of companies worldwide. Enterprise-wide, we are making good progress on diversity and inclusion, both in our hiring at a senior level and in building a stronger culture throughout the organization. We also made Indeed’s list of Top Employers in 2019 and were named one of Forbes’ Best Employers in Michigan.

Climate change is one of the defining public policy issues of our time, and we are committed to doing as much as we can, as fast as we can, to reduce our carbon footprint. In 2019, we announced a goal to achieve net zero carbon emissions in the electric company by 2050, gained momentum with our voluntary renewables program and opened our first renewable natural gas facility at a dairy farm in Wisconsin.

Being a force for growth and prosperity in the communities where we live and serve is a cornerstone of our service mindset, and we remain committed to serving people who need us the most—from working on energy assistance programs that ensure the delivery of warmth and comfort to their homes, to supporting job training and opportunities for people with barriers like poverty, a challenging background or a disability. Our new partnership with the Michigan Department of Corrections to open the first-of-its-kind program to train inmates eligible for parole to be tree trimmers has been heralded by the industry for its innovation. It is just one of the many ways we live our values every day.

Our focus on these priorities and robust growth opportunities across all our business lines has driven our long track record of financial success. We continue to deliver total shareholder returns higher than the utility average, and 2019 was the 11th consecutive year our operating earnings per share results exceeded our original guidance midpoint. Going forward, we will continue to target 5 - 7% EPS growth. We are confident that DTE is positioned for continued success in the years to come.

Ruth G. Shaw	Gerardo Norcia
Lead Independent Director	President and Chief Executive Officer

DTE Energy Company
One Energy Plaza
Detroit, Michigan 48226

2020 Notice of Annual Meeting of Shareholders and Proxy Statement

Meeting Date:	Time:	Location:
Thursday, May 7, 2020	8:00 a.m. (EDT)	Four Seasons Hotel
57 East 57th Street
New York, NY 10022
We invite you to attend the annual meeting of DTE Energy Company.
Agenda:

1.	Elect twelve directors;
2.	Ratify the appointment of PricewaterhouseCoopers LLP by the Audit Committee of the Board of Directors as our independent registered public accounting firm for the year 2020;
3.	Provide an advisory vote to approve executive compensation;
4.	Vote on a shareholder proposal, if properly presented, to make additional disclosure of political contributions; and
5.	Consider any other business that may properly come before the meeting.
Only shareholders of record at the close of business on March 10, 2020, the record date for this meeting, or their representatives authorized by proxy may attend or vote at the meeting.
This 2020 Notice of Annual Meeting, as well as the accompanying proxy statement and proxy card, will be first sent or given to our shareholders on or about March 24, 2020.
This year we have conserved resources and reduced costs by mailing a meeting notice to many of our registered and beneficial shareholders containing instructions on how to access our proxy statement and annual report on Form 10-K and vote online or how to request a paper copy. Shareholders who receive that meeting notice will not receive a paper copy of the proxy statement and annual report on Form 10-K or a proxy card unless they request one.
Every vote is important. You may vote your shares (1) by telephone, (2) via the Internet, (3) if you received a paper copy, by completing and mailing the enclosed proxy card in the return envelope or (4) in person at the annual meeting. Specific instructions for voting by telephone or via the Internet are attached to the proxy card or to the meeting notice that you received if you did not receive a paper copy. If you attend the meeting and vote at it, your vote at the meeting will replace any earlier vote by telephone, Internet or proxy. If you wish to attend the annual meeting in person, you must register in advance. Please vote your proxy, then follow the instructions on page 68 to pre-register.

By Order of the Board of Directors

Lisa A. Muschong Vice President, Corporate Secretary & Chief of Staff March 12, 2020

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Shareholders to Be Held on May 7, 2020:
The proxy statement and annual report are available to security holders free of charge at
proxydocs.com/dte

PROXY STATEMENT SUMMARY
DTE Energy Aspiration and System of Priorities

At DTE Energy Company (“DTE Energy,” the “Company,” “we,” “us” or “our”), we aspire to be the best-operated energy company in North America and a force for growth and prosperity in the communities where we live and serve. This aspiration drives everything we do and has led us to develop a system of corporate priorities that guide our daily, monthly and annual plans which help us to achieve this aspiration. Our Board of Directors (the “Board”) evaluates our Company’s and executives’ performance based upon goals that align with this system of priorities, and we will refer to this system of priorities as we discuss DTE Energy’s performance and our compensation programs throughout this proxy statement.

Becoming the best-operated energy company means having great corporate governance, competitive compensation and excellent shareholder relations.
Governance Highlights
The Board is committed to creating long-term value for our shareholders while operating in an ethical, legal, environmentally sensitive and socially responsible manner. The Board follows sound governance practices, some of which are highlighted below. For more detail, see the “Corporate Governance” section of this proxy statement.

•	Ten of twelve director nominees, 83%, are independent; our Executive Chairman and our President & Chief Executive Officer ("CEO") are the only management directors.

•	All Board committees are composed exclusively of independent directors.

•
We have implemented a proxy access provision, which makes it possible for a group of shareholders meeting certain criteria to nominate and include in the Company’s proxy materials a candidate for the Board.

DTE ENERGY 2020 PROXY STATEMENT 1

•
We have a Lead Independent Director, elected by the independent members of the Board. The Lead Independent Director maintains final approval authority over Board agendas, meeting materials and schedules. The Lead Independent Director is also available for consultation and direct communication with large shareholders.

•	Independent directors met in executive sessions chaired by the Lead Independent Director at six of the eight 2019 Board meetings.

•	All of our directors are elected annually.

•	We have a majority vote requirement for uncontested director elections.

•	The Board and its committees conduct annual self-assessments. In addition, each independent director who has served for one year or more undergoes an annual peer review.

•	Our executive officers and directors are all subject to robust stock ownership requirements.

•	We have instituted anti-hedging policies applicable to all Company directors, officers and employees.

•
Our Board’s Mission and Governance Guidelines recommend that the Board consider diversity of characteristics including experience, gender, race, ethnicity and age when evaluating nominees for the Board.

•	We limit our directors who are employed by public companies to a total of not more than two public company boards and all other directors to a total of not more than four public company boards.
Performance Highlights
The Company continued to deliver on its objectives to provide strong earnings per share and dividend growth in 2019, while maintaining a strong balance sheet, employee engagement and improving customer service. Some highlights of the Company’s 2019 performance include:

•	Increased our dividend payment to $3.85 per share in 2019, representing a 7% increase over the dividend in 2018.

•	Provided our shareholders with a five-year total shareholder return of 177% (indexed with 2014 as the base year = 100%).

•	Delivered cash from operations of $2.6 billion in 2019.

•	Achieved 6.5% compound operating earnings per share growth during the five years ending in 2019 (see discussion below ).
DTE Energy management believes that operating earnings provide a more meaningful representation of the Company's earnings from ongoing operations and uses operating earnings as the primary performance measurement internally and externally. Operating earnings can be reconciled to our reported earnings as set forth in the following table:

	2019	2014
Reported Earnings per Share	$6.31	$5.10
MPSC approval of deferral for new customer billing system	(0.06)
MPSC disallowance of power plant capital expenses	0.05
Transaction-related costs from midstream acquisition	0.07
Impairment of equity method investment	0.03	0.03
Certain mark-to-market transactions	(0.10)	(0.57)
New York State tax law change		0.04
Operating Earnings per Share	$6.30	$4.60
Executive Compensation Highlights
Our executive compensation programs are designed to be competitive with our peers, have a meaningful performance component linked to the achievement of short-term and long-term goals that align with our shareholders’ long-term interests and encourage executives to have an ownership interest in the Company. Our President and CEO’s total compensation shows strong pay-for-performance alignment with growth in long-term shareholder value creation. Our CEO’s compensation growth trend is consistent with the growth in value of a $100 investment in DTE Energy Company stock made in 2014.

2 DTE ENERGY 2020 PROXY STATEMENT

	2017	2018	2019
CEO Total Compensation ($000s)	15,836	10,987	8,228
Total Shareholder Return (Indexed, Base Period 2014=100)	139.96	145.83	176.98
The Company’s compensation programs are also designed to clearly align performance objectives for our Named Executive Officers with the interests of shareholders and with our system of priorities. Our performance measures are designed to help move our Company toward achieving these priorities. For more details, see our priorities alignment chart in the Compensation Discussion and Analysis Summary on page 33.
Other highlights from our compensation program include:

•
Our CEO received 59% of his 2019 total compensation in contingent, performance-based incentives. For our other Named Executive Officers, the average percentage of contingent, performance-based compensation was 48%. See more details on page 34.

•
Our short-term and long-term performance metrics all tie directly to our system of priorities (see above). These are the same metrics that management uses to assess the Company’s progress toward our aspiration of becoming the best-operated energy company in North America and a force for growth and prosperity in the communities where we live and serve.

•
Our long-term plan awards include a mix of restricted stock and performance shares designed in part to encourage executive stock ownership. The Board’s Organization and Compensation Committee has not issued stock options since 2010.

•	Our equity compensation plan forbids buyouts of “underwater” stock options. The Company has never bought or repriced “underwater” stock options.

•
Our equity compensation plan requires a minimum one-year vesting period for equity awards. The Company’s typical practice is to require a three-year vesting period for equity awards and the Company has never issued equity awards with less than a one-year vesting period.

•
Our Board has adopted a “clawback” policy that provides that, in the event of an accounting restatement due to material noncompliance with federal securities laws, the Company may recover excess performance-based compensation awarded to current or former officers during the three-year period preceding the restatement.

•	Our executive Change-In-Control Severance Agreements do not include excise tax gross-ups.

•
We have eliminated the automatic vesting of equity issued under our Long-Term Incentive Plan upon a change in control of the Company, unless an acquiring or surviving entity fails to replace or affirm the existing equity awards with awards by the surviving company.

DTE ENERGY 2020 PROXY STATEMENT 3

Shareholder Engagement
We have continued our shareholder engagement activities this year and, as a result of those discussions, we’ve learned a lot about what is important to our shareholders. The shareholder engagement team consists of members from the Corporate Secretary's office, the General Counsel organization, Investor Relations, Environmental Management, and Corporate Communications. Shareholder engagement is a year-round process for us.

Every spring we reach out to large shareholders to discuss issues related to proxy season and the proposals to be presented at our annual meeting. In the fall we conduct another round of conversations to discuss general governance issues and trends. We also discuss pressing matters on an ad hoc basis.

INSTITUTIONAL SHAREHOLDERS
SHAREHOLDER ENGAGEMENT TEAM
BOARD OF DIRECTORS AND COMMITTEES

Our shareholder engagement activities help us identify governance and compensation policies and practices that are most important to our shareholders.
The shareholder engagement team reports directly to the Corporate Governance Committee and other committees as needed, conveying the feedback received from shareholders and proposing implementation of best practices.

The committees and the full Board of Directors deliberate over proposed governance changes, adopt best practices and provide guidance to the shareholder engagement team in their communications with shareholders.

In 2019, the Company held discussions with shareholders who collectively own or exercise voting control over 43% of the Company’s outstanding shares. In addition, the Company routinely contacts shareholders who have submitted proposals for inclusion in our annual proxy statement in an effort to understand their concerns and to address, where possible, the issues behind their proposals. We will continue to look for opportunities to provide more information about the Company’s approach on topics of interest to shareholders, and to stimulate more conversations with shareholders.

Items for Shareholder Vote at this Meeting
At the 2020 Annual Meeting shareholders will vote on the following proposals:
Proposal 1: Elect twelve members of the Board of Directors for one year terms ending in 2021;
Proposal 2: Ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors;
Proposal 3: Provide a nonbinding vote to approve the Company’s executive compensation; and
Proposal 4: Vote on a shareholder proposal to make additional disclosure of political contributions.
Shareholders may vote on any other matter that properly comes before the meeting.

4 DTE ENERGY 2020 PROXY STATEMENT

Proposal No. 1 — Election of Directors
The Board of Directors has nominated twelve directors for election at the 2020 annual shareholder meeting. Directors are elected to serve annual terms which expire when their successors are elected at the next year’s annual shareholder meeting. All of the nominees are currently directors of the Company. W. Frank Fountain, Jr., who has served as a director since 2007, will retire from the Board effective May 7, 2020, having reached our mandatory retirement age of 75.
Proxies cannot be voted for more than twelve persons at this meeting. If any nominee becomes unable or unwilling to serve at the time of the meeting, the persons named in the enclosed proxy card have discretionary authority to vote for a substitute nominee or nominees. It is anticipated that all nominees will be available for election.

The biography of each of the nominees below contains information regarding the person’s service as a director, business experience and director positions held currently or at any time during at least the last five years. The age provided for each director is as of March 12, 2020. In addition to the information presented below regarding each person’s experience, qualifications, attributes and skills that caused our Corporate Governance Committee and Board to determine that the person should serve as a director, the Board believes that all of the Company’s directors have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen, strategic insight, an ability to exercise sound judgment and a commitment to service and community involvement. Finally, we value their significant experience on other public company boards of directors and board committees and the diversity that they bring to our Board. The following graphs display information about the skills and experience our Board members bring to their service:

Enterprise Priorities	Anderson	Brandon	McClure	McGovern	Murray	Norcia	Shaw	Skaggs	Thomas	Torgow	Vandenberghe	Williams	Average
Employee Engagement, Safety and Talent	3	3	2	3	3	3	3	3	3	2	2	2	2.7
Customer Service and Satisfaction	3	3	3	3	3	3	2	3	3	3	1	1	2.6
Operations and Continuous Improvement	3	2	3	2	3	3	2	3	3	2	3	1	2.5
Government, Regulatory and Community	3	1	2	3	3	3	3	3	2	3	1	2	2.4
Growth and Value Creation	3	2	3	3	3	3	2	3	3	3	3	2	2.8
Financial Planning and Review	2	2	2	2	3	3	2	3	2	3	3	3	2.5
Other Key Experience													
CEO Experience	3	3	3	3	3	3	3	3	0	3	0	0	2.3
Corporate Governance	2	3	3	2	3	2	3	2	3	3	2	1	2.4
Energy Industry Experience	3	1	1	1	1	3	3	3	1	1	1	2	1.8
Ethics and Compliance	2	3	3	2	2	2	3	2	3	2	2	3	2.4
Executive Compensation	2	3	2	2	3	2	3	3	3	3	3	2	2.6
Risk Management	3	2	2	2	2	3	2	3	2	2	3	3	2.4
Sustainability and Environmental Stewardship	3	1	2	1	2	3	3	3	2	2	2	1	2.1
Technology and Cybersecurity	2	1	1	2	2	2	2	2	2	1	2	1	1.7
Local/Regional Understanding	3	3	3	1	3	3	1	0	2	3	3	0	2.1
Nuclear Experience	2	0	1	0	1	2	2	0	0	0	0	0	0.7
Gas Midstream Experience	2	1	1	0	0	3	2	3	1	0	1	2	1.3

3 = Technical Expertise/Advanced Knowledge (e.g. direct hands-on experience and subject matter expert during his/her career)

2 = Managerial knowledge (e.g. experience derived through general managerial experience)

1 = Working knowledge (e.g. exposure as a Board committee member at DTE or another company)

0 = Limited knowledge (e.g. exposure comes from Board Committee report-outs only)

DTE ENERGY 2020 PROXY STATEMENT 5

The Board's demographic makeup is set forth below:

The biographies below disclose the committees on which each director serves. The following abbreviations are used to denote each committee: Corp Gov=Corporate Governance; O&C=Organization and Compensation; Nuc Rev=Nuclear Review; and PPRC=Public Policy & Responsibility.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR ELECTION AT THIS MEETING.

6 DTE ENERGY 2020 PROXY STATEMENT

Nominees for Election at this Meeting

Gerard M. Anderson	David A. Brandon
Executive Chairman, DTE Energy Company	Non-Executive Chairman, Domino's Pizza, Inc.
(2019-present)	(2011-present)

Not Independent	Independent	DTE Committees:
Age: 61	Age: 67	• O&C (Chair)
Director since: 2009	Director since: 2010	• Finance
• PPRC

Previous Experience	Previous Experience
• DTE Energy Company—Chairman (2011-2019); CEO	•	Toys "R" Us, Inc.—Chairman and CEO (2015-2018)*
(2010-2019); President (2004-2013); COO (2005-	•	University of Michigan—Athletic Director (2010-2014)
2010); Executive VP (1997-2004)	•	Domino's Pizza, Inc.—Special Advisor (2010-2011)
• McKinsey & Co.—Senior Consultant (1988-1993)		Chairman and CEO (1999-2010)

Other Public Boards	Other Public Boards
• The Andersons, Inc. (2008-present)	•	Domino's Pizza, Inc. (1999-present)
	•	Herman Miller, Inc. (2011-present)
Qualifications	•	Kaydon Corporation (2004-2013)
• Energy Industry Experience
DTE Energy CEO for nine years and COO for five	Qualifications
years	•	CEO Experience
• Growth and Value Creation		Service as chief executive of large public companies
Extensive experience in strategic planning and	•	Customer Service and Satisfaction
corporate business development		Extensive experience in marketing and sales
• Operations and Continuous Improvement	•	Financial Planning and Review
Broad experience managing capital-intensive		Strong skill sets in corporate finance and strategic
industries		planning
	•	Executive Compensation
Experience in executive compensation and
organizational best practices
*In September 2017, Toys "R" Us, Inc. filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code.

DTE ENERGY 2020 PROXY STATEMENT 7

Charles G. McClure, Jr.		Gail J. McGovern
Managing Partner, Michigan Capital Advisors		President and CEO, American Red Cross
(a private equity firm)(2014-present)		(2008-present)

Independent	DTE Committees:	Independent	DTE Committees:
Age: 66	• Audit	Age: 68	• O&C
Director since: 2012	• Corp Gov (Chair)	Director since: 2003	• Finance
• Nuc Rev

Previous Experience		Previous Experience
•	Meritor, Inc.—Chairman of the Board, CEO and	•	Harvard Business School—Professor (2002–2008)
	President (2004–2013)	•	Fidelity Personal Investments (a unit of Fidelity
•	Federal-Mogul Corporation—CEO (2003–2004),		Investments—President (1998–2002)
President and COO (2001–2003)
•	Detroit Diesel Corporation—President and CEO	Other Public Boards
	(1997-2000)	•	PayPal Holdings, Inc. (2015–present)
		•	eBay Inc. (2015)
Other Public Boards
•	Crane Co. (2017–present)	Qualifications
•	3D Systems Inc. (2017–present)	•	CEO Experience
•	Remy International, Inc. (2015)		Top executive of major non-profit organization
•	Meritor, Inc. (2004–2013)	•	Customer Service and Satisfaction
Extensive executive experience in marketing, sales
Qualifications			and customer relations
•	CEO Experience	•	Growth and Value Creation
	CEO, president and director of several major		Experience in strategic planning and corporate
	domestic and international corporations		finance
•	Operations and Continuous Improvement
Broad knowledge of business and industry
•	Employee Engagement, Safety and Talent
Extensive proven leadership skills and service on
boards of industry organizations

8 DTE ENERGY 2020 PROXY STATEMENT

Mark A. Murray		Gerardo Norcia
Vice Chairman, Meijer, Inc.		CEO (2019-present) and President (2016-
(2013-present)		present), DTE Energy Company

Independent	DTE Committees:	Not Independent
Age: 65	• Nuc Rev (Chair)	Age: 57
Director since: 2009	• PPRC	Director since: 2019

Previous Experience		Previous Experience
•	Meijer, Inc.—President (2006–2013), Co-CEO	•	DTE Electric—President and COO (2013-2016)
	(2013–2016)	•	DTE Gas—President and COO (2007-2013)
•	Grand Valley State University—President (2001–2006)	•	DTE Gas Storage and Pipelines—President and COO
•	State of Michigan—Treasurer (1999–2001)		(2002-2007)
•	Michigan State University—VP of Finance and
	Administration (1998–1999)	Qualifications
		•	Energy Industry Experience
Other Public Boards			More than 30 years of leadership in business development, engineering and operations
•	Universal Forest Products, Inc. (2004–2016)		development, engineering and operations
•	Fidelity Fixed Income and Asset Allocation	•	Operations and Continuous Improvement
	(2016–present)		Extensive experience in customer relations, strategic
planning and operational efficiency
Qualifications		•	Employee Engagement, Safety and Talent
•	CEO Experience		Broad experience with human capital management
	President and Co-CEO of a major Michigan-based		and safety leadership
corporation
•	Financial Planning and Review
Strategic planning, corporate development and
finance experience
•	Government, Regulatory and Community
University president and state government official

DTE ENERGY 2020 PROXY STATEMENT 9

Ruth G. Shaw		Robert C. Skaggs, Jr.
Retired Group Executive, Public Policy and		Retired Chairman and CEO, Columbia Pipeline
President, Duke Nuclear, Duke Energy		Group, Inc.
(2003-2009)		(2015-2016)

Independent	DTE Committees:	Independent	DTE Committees:
Age: 72	• Corp Gov	Age: 65	• Finance
Director since: 2008	• Nuc Rev	Director since: 2017	• Nuc Rev
	• O&C		• O&C

Previous Experience		Previous Experience
•	Duke Energy—Executive Advisor (2007–2009)	•	NiSource, Inc.—President (2004–2015) and CEO
•	Duke Nuclear—Group Executive for Public Policy		(2005–2015)
and President (2006–2007)
•	Duke Power Company—President and CEO (2003–2006)	Other Public Boards
		•	Team, Inc. (2019-present)
Other Public Boards		•	Cloud Peak Energy, Inc. (2015–2019)
•	Dow, Inc. (2005–present)	•	Columbia Pipeline Group, Inc. (2014–2015)
•	SPX Corporation (2015–present)	•	NiSource, Inc. (2005–2015)

Qualifications		Qualifications
•	Energy Industry Experience	•	CEO Experience
	Extensive experience in the nuclear and energy		Extensive executive leadership experience in the
	industries		utility sector
•	Corporate Governance	•	Energy Industry Experience
	Service on corporate boards and industry		Broad experience in natural gas and electric
	associations and organizations		generation, transmission, storage and distribution
•	Government, Regulatory and Community	•	Government, Regulatory and Community
	Broad knowledge of regulatory matters, public		Experience developing regulatory strategies and leading external relations
	policy and corporate communications		leading external relations

10 DTE ENERGY 2020 PROXY STATEMENT

David A. Thomas		Gary H. Torgow
President, Morehouse College		Executive Chairman, TCF Financial Corporation
(2018-present)		(2019-present)

Independent	DTE Committees:	Independent
Age: 63	• Finance	Age: 63
Director since: 2013	• PPRC	Director since: 2019

Previous Experience		Previous Experience
•	Harvard Business School—H. Naylor Fitzhugh	•	Chemical Financial Corporation—Chairman
	Professor of Business Administration (2016–2017,		(2016-2019)
	1990–2011)	•	Talmer Bancorp, Inc.—Chairman (2009-2016)
•	Georgetown University McDonough School of
	Business—Dean and William R. Berkeley Professor of	Other Public Boards
	Business Administration (2011-2016)	•	TCF Financial Corporation (2019-present)
•	Wharton School of Finance—Assistant Professor of	•	Chemical Financial Corporation (2016-2019)
	Management (1986–1990)	•	Talmer Bancorp, Inc. (2009-2016)

Qualifications		Qualifications
•	Employee Engagement, Safety and Talent	•	Leadership Experience
	Leadership and research in corporate inclusion and		Chairman and executive experience in publicly
	diversity		held companies
•	Corporate Governance	•	Financial Planning and Review
	Service on various civic and educational boards,		Financial accounting for complex organizations
	advisor to other corporate boards		and publicly-held companies
•	Executive Experience as senior level higher education	•	Growth and Value Creation
	administrator		Strong skill sets in corporate finance, community
	Expertise in executive development and strategic		relations, strategic planning and corporate/business
	human resource management		development

DTE ENERGY 2020 PROXY STATEMENT 11

James H. Vandenberghe		Valerie M. Williams
Retired Vice chairman and former Director,		Retired Southwest Assurance Managing
Lear Corporation (1998-2008)		Partner, Ernst & Young LLP (2009-2016)

Independent	DTE Committees:	Independent	DTE Committees:
Age: 70	• Audit	Age: 63	• Audit (Chair)
Director since: 2006	• Corp Gov	Director since: 2018	• Corp Gov
• Finance (Chair)

Previous Experience		Previous Experience
•	Lear Corporation—President and COO (1997–1998),	•	Ernst & Young, LLP—Southwest AABS Managing
	CFO (1988–1997, 2006–2007)		Partner (2006–2009)
		•	Ernst & Young, LLP—National Office Professional
Other Public Boards			Practice Partner (2005)
•	Lear Corporation (1995–2008)
•	Federal-Mogul Corporation (2008–2013)	Other Public Boards
		•	Omnicom Group Inc. (2016-present)
Qualifications		•	WPX Energy, Inc. (2018-present)
•	Growth and Value Creation
	Extensive experience in strategic planning and	Qualifications
	managing capital-intensive industries	•	Financial Planning and Review
•	Financial Planning and Review		Significant financial reporting expertise for complex
	Broad experience with public and financial		organizations
	accounting for complex organizations	•	Corporate Governance
Leadership experience in audit practice and risk
management
		•	Growth and Value Creation
Experience in oversight of operations and strategy
development

12 DTE ENERGY 2020 PROXY STATEMENT

Corporate Governance
Governance Guidelines
At DTE Energy, we are committed to operating in an ethical, legal, environmentally sensitive and socially responsible manner, while creating long-term value for our shareholders. The foundation of our governance practices begins at the top, with the DTE Energy Board of Directors Mission and Guidelines (“Governance Guidelines”). The Governance Guidelines set forth the practices the Board follows with respect to Board composition and selection, Board meetings, the performance evaluation and succession planning for DTE Energy’s Chief Executive Officer, Board committees, Board compensation and communicating with the Board, among other things. The Governance Guidelines are also intended to align the interests of directors and management with those of our shareholders. The following is a summary of the Governance Guidelines, along with other governance practices at DTE Energy.
Election of Directors and Vacancies
The Company has a declassified board of directors. Directors are elected annually for terms which expire upon election of their successor at the next year’s annual shareholder meeting.
If a vacancy on the Board occurs between annual shareholder meetings, the vacancy may be filled by a majority vote of the directors then in office. The new director’s term will expire upon election of their successor at the next year’s annual shareholder meeting.
Under the Governance Guidelines, the Corporate Governance Committee periodically assesses the skills, characteristics and composition of the Board, along with the need for expertise and other relevant factors as it deems appropriate. In light of these assessments, and in light of the standards set forth in the Governance Guidelines, the Corporate Governance Committee may seek candidates with specific qualifications and candidates who satisfy other requirements set by the Board. We believe our Board should be comprised of directors who have had high-level executive experience, have been directors on other boards and have been tested through economic downturns and crises. Industry experience, regional relationships and broad diversity of experience and backgrounds are also factors in Board nominee selection. The Board’s Governance Guidelines confirm that we believe it is desirable for Board members to possess diverse characteristics of gender, race, ethnicity and age, and we consider these factors in Board evaluation and in the identification of candidates for Board membership. We believe this type of composition enables the Board to oversee the management of the business and affairs of the Company effectively. Information about the skills, experiences and qualifications of our directors is included in their biographies beginning on page 7.
The Corporate Governance Committee considers candidates who have been properly nominated by shareholders, as well as candidates who have been identified by Board members and Company personnel. In addition, the Corporate Governance Committee may use a search firm to assist in the search for candidates and nominees and to evaluate the nominees’ skills against the Board’s criteria. Based on its review of all candidates, the Corporate Governance Committee recommends a slate of director nominees for election at the annual meeting of shareholders. The slate of nominees may include both incumbent and new nominees.

Potential candidates are reviewed and evaluated by the Corporate Governance Committee, and selected candidates go on to be interviewed by one or more Corporate Governance Committee members. An invitation to join the Board is extended by the Board itself, through the Chairman and the Chair of the Corporate Governance Committee.

During 2019, the Corporate Governance Committee screened director candidates and recommended to the Board that Gary Torgow be elected as a director. Mr. Torgow was recommended as a potential candidate by Board members and Company personnel. Mr. Torgow was elected by the Board to serve for a term effective June 20, 2019 and expiring at the 2020 annual meeting. In conjunction with his appointment as President and Chief Executive Officer, Gerardo Norcia was also elected by the Board to serve for a term effective June 23, 2019 and expiring at the 2020 annual meeting.
Under our Bylaws, a group of up to 20 shareholders owning 3% or more of the Company’s outstanding common stock continuously for at least three (3) years may nominate and include in the Company’s proxy materials a candidate for the Board of Directors (a Shareholder Nominee), provided that the shareholder(s) and the nominee satisfy the requirements

DTE ENERGY 2020 PROXY STATEMENT 13

specified in the Bylaws. The total number of Shareholder Nominees that the Company must include in the Company’s proxy materials in a given year shall not exceed 20% of the number of directors in office at the time of the nomination.
Composition of the Board
Our Governance Guidelines and our Bylaws state that the exact size of the Board will be determined by resolution of the Board from time to time. Our Board currently has thirteen members. As noted on page 5, W. Frank Fountain, Jr.'s retirement will be effective as of May 7, 2020, at which time the size of the Board will be reduced to twelve.
Director Independence and Categorical Standards
As a matter of policy and in accordance with New York Stock Exchange (“NYSE”) listing standards, we believe that the Board should consist of a majority of independent directors. The Board must affirmatively determine that a director has no material relationship with the Company, either directly or indirectly, or as a partner, shareholder or officer of an organization that has a relationship with the Company. The Board has established the following categorical standards for director independence, which are more stringent than the NYSE independence standards for former Company executives:
A director for whom any of the following is true will not be considered independent:

•	A director who is currently, or has been at any time in the past, an employee of the Company or a subsidiary.

•	A director whose immediate family member is, or has been within the last three years, an executive officer of the Company.

•
A director who has received, or whose immediate family member has received, more than $120,000 in direct compensation from the Company during any twelve-month period within the last three years, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

•
A director who is, or whose immediate family member is, a current partner of a firm that is the Company’s internal or external auditor; the director is a current employee of such a firm; the immediate family member is a current employee of such a firm and personally works on the Company’s audit; or the director or immediate family member was, within the last three years, a partner or employee of such a firm and personally worked on the Company’s audit within that time.

•
A director who is employed, or whose immediate family member is employed, or has been employed within the last three years, as an executive officer of another company where any of the Company’s present executives at the same time serves or served on that company’s compensation committee.

•
A director who is a current employee, or whose immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues is not independent until three years after the company falls below such threshold.

Contributions by the Company to a tax-exempt organization will not be considered to be a material relationship that would impair a director’s independence if a director serves as an executive officer of a tax-exempt organization and, within the preceding three years, contributions in any single fiscal year were less than $1 million or 2% of such tax-exempt organization’s consolidated gross revenues (whichever is greater).
Applying these standards and considering all relevant facts and circumstances, the Board has affirmatively determined that all of our director nominees other than Gerard M. Anderson and Gerardo Norcia qualify as independent and have no material relationship with the Company. The independent directors are David A. Brandon, Charles G. McClure, Jr., Gail J. McGovern, Mark A. Murray, Ruth G. Shaw, Robert C. Skaggs, Jr., David A. Thomas, Gary Torgow, James H. Vandenberghe, and Valerie M. Williams. Mr. Anderson and Mr. Norcia are not independent directors and may be deemed to be affiliates of the Company under the categorical standards. Mr. Anderson is not considered independent due to his current employment as Executive Chairman, and Mr. Norcia is not considered independent due to his current employment as President and Chief Executive Officer. There were no material relationships that the Board considered when determining the independence of the directors other than Mr. Anderson and Mr. Norcia.

14 DTE ENERGY 2020 PROXY STATEMENT

Assessment of Board and Committee Performance
The Board evaluates its performance annually. In addition, each Board committee performs an annual self-assessment to determine its effectiveness. Each Board member also performs an intensive annual peer review of the other directors who have served one year or more. The results of the Board and committee self-assessments are discussed with the Board and each committee, respectively. The results of the individual peer review are reviewed by the Chair of the Corporate Governance Committee and discussed with the Corporate Governance Committee. The Chair of the Corporate Governance Committee discusses the results of the peer review with individual directors, as directed by the Corporate Governance Committee.
Terms of Office
The Board has not established term limits for directors. We assure the independence and ongoing effectiveness of each independent director through the individualized peer assessment process described above, in which each Board member annually undergoes a rigorous evaluation by the other members. In addition, the Corporate Governance Committee of the Board has established policies that independent directors should not stand for election after attaining the age of 75, unless the Board waives this provision when circumstances exist which make it prudent to continue the service of the particular independent director. Directors who are retired CEOs of the Company or its subsidiaries shall not stand for election after attaining the age of 70. Except for the CEO, who may continue to serve as a director after retirement for so long as he is serving as Chairman, any other employees who are also directors will not stand for re-election after retiring from employment with the Company.
Election of the Executive Chairman; Lead Independent Director
Our Bylaws currently provide that the Chairman shall preside at all meetings of the Board, and that the Chairman can be either an independent or non-independent member of the Board. Our Bylaws also provide that the Chairman may simultaneously serve as the CEO of the Company, and that the independent members of the Board may elect an independent director as Lead Independent Director, which has been our practice since 2004.
The Board believes it is in the best interests of the Company and shareholders for the Board to have flexibility in determining whether to separate or combine the roles of Chairman and Chief Executive Officer based on the Company’s circumstances. The Board has strong governance structures and processes in place to ensure the independence of the Board, eliminate conflicts of interest and prevent dominance of the Board by senior management. The Governance Guidelines and various committee charters provide for independent discussion among directors and for independent evaluation of, and communication with, many members of senior management.
The Board members have considerable experience and knowledge regarding the challenges and opportunities facing the Company and shareholders. The Board believes, therefore, that it is prudent for Mr. Anderson, who previously served as the Company's Chief Executive Officer, to serve as Executive Chairman at this time. The Board believes that Mr. Anderson is well qualified through his experience and expertise to be the person who generally sets the agenda for (subject to the approval of the Lead Independent Director) and leads Board discussions of strategic issues for the Company.
With the Executive Chairman position held by Mr. Anderson, the Board continues to believe a good governance practice is to elect a Lead Independent Director from the independent directors. On May 9, 2019, the Board unanimously elected Ruth G. Shaw to serve as Lead Independent Director. The Lead Independent Director has such responsibilities as required under the NYSE listing standards, as well as such other responsibilities as determined by the Board. The Lead Independent Director serves in that capacity until replaced. There is no defined term of office, and the assignment does not rotate among the directors. The Lead Independent Director’s duties include:

•
Calling regularly scheduled executive sessions; presiding at Board executive sessions of non-management directors or independent directors; and providing feedback regarding such sessions, as appropriate, to the Executive Chairman and to the CEO;

•	Serving as the liaison between the Executive Chairman and the CEO and the independent directors;

•	Approving the general scope and type of information to be presented at Board meetings;

•	Reviewing shareholder communications addressed to the Board or to the Lead Independent Director;

DTE ENERGY 2020 PROXY STATEMENT 15

•	Making himself or herself available if requested by major shareholders, for direct consultation and communication with shareholders;

•	Organizing Board meetings in the absence of the Executive Chairman and presiding at any session of the Board where the Executive Chairman is not present;

•
Designating one or more directors as alternate members of any committee to replace an absent or disqualified member at any committee meeting, provided that, in the event an alternate member is designated for the Audit, Corporate Governance or Organization and Compensation Committee, the designate meets the Company’s categorical standards for director independence and SEC and NYSE requirements;

•	Consulting with the Executive Chairman in the selection of topics to be discussed when developing the annual Board calendar;

•	Retaining independent advisors in consultation with the Board, on behalf of the Board as the Board determines to be necessary or appropriate;

•	Participating in the Organization and Compensation Committee’s annual review and approval of the CEO’s corporate goals and objectives and evaluation of the CEO’s performance;

•	Approving Board meeting agendas after consulting with the Executive Chairman and the Corporate Secretary; and

•	Collaborating with the Executive Chairman and the Corporate Secretary on scheduling Board and committee meetings and approving the schedule of Board and Committee meetings.
Board Meetings and Attendance
The Board met eight times in 2019. All of the incumbent directors attended at least 90% of the Board meetings and the meetings of the committees on which they served, eleven of whom had a 100% attendance record. The Board does not have a policy with regard to directors’ attendance at the annual meeting of shareholders. At the 2019 annual meeting, all eleven directors standing for election were in attendance.
Executive Sessions
It is the Board’s practice that the independent directors meet in executive session at most regular Board meetings and meet in executive session at other times whenever they believe it appropriate. The independent directors met in executive sessions (sessions without the Executive Chairman, the President and CEO, or any representatives of management present) at six of the eight Board meetings in 2019. The independent directors meet in executive session on an annual basis to review the Organization and Compensation Committee’s performance review of the CEO. The Lead Independent Director chairs the executive sessions of the independent directors.
Codes of Business Conduct and Ethics
The DTE Energy Board of Directors Code of Business Conduct and Ethics, the Officer Code of Business Conduct and Ethics and the DTE Energy Way are the standards of behavior for Company directors, officers and employees. Any waiver of, or amendments to, the Board of Directors Code of Business Conduct and Ethics and the Officer Code of Business Conduct and Ethics as it pertains to the CEO, the Chief Financial Officer, senior financial officers and other Executive Officers, as defined in the “Security Ownership of Directors and Officers” section on page 26, will be disclosed promptly by posting such waivers or amendments on the Company website, dteenergy.com. There were no waivers or amendments during 2019.

16 DTE ENERGY 2020 PROXY STATEMENT

Communications with the Board
The Company has established several methods for shareholders or other non-affiliated persons to communicate their concerns to the directors. Concerns regarding auditing, accounting practices, internal controls, or other business ethics issues may be submitted to the Audit Committee through its reporting channel:

By telephone:	By Internet:	By mail:
877-406-9448	ethicsinaction.dteenergy.com	For auditing, accounting, or internal control matters:	For business ethics issues:
		DTE Energy Company	DTE Energy Company
		Audit Committee	Ethics and Employee Issues
		One Energy Plaza	One Energy Plaza
		Room 2431 WCB	Room 2188 WCB
		Detroit, Michigan 48226-1279	Detroit, Michigan 48226-1279
Any other concern may be submitted to the Corporate Secretary by mail for prompt delivery to the Lead Independent Director at:

Lead Independent Director
c/o Corporate Secretary
DTE Energy Company
One Energy Plaza
Room 2386 WCB
Detroit, Michigan 48226-1279
Periodically, we revise our governance information in response to changing regulatory requirements and evolving corporate governance developments. Current copies of the Governance Guidelines, committee charters, categorical standards of director independence and the codes of ethics referred to above are available on our website at dteenergy.com/governance. A copy of any or all of these documents and a copy of the Company’s Annual Report on Form 10-K may be requested, free of charge, by mailing a request to the Corporate Secretary, DTE Energy Company, One Energy Plaza, Room 2386 WCB, Detroit, Michigan 48226-1279.
The information on the Company’s website is not, and shall not be deemed to be, a part of this proxy statement or incorporated into any other filings the Company makes with the SEC.

Committees of the Board of Directors
The Board has standing committees for Audit, Corporate Governance, Finance, Nuclear Review, Organization and Compensation, and Public Policy and Responsibility. The Board committees act in an advisory capacity to the full Board, except that the Organization and Compensation Committee has direct responsibility for the CEO’s goals, performance and compensation along with compensation of other executives, and the Audit Committee has direct responsibility for appointing, replacing, compensating and overseeing the independent registered public accounting firm. Each committee has adopted a charter that clearly establishes the committee’s respective roles and responsibilities. In addition, each committee has authority to retain independent outside professional advisors or experts as it deems advisable or necessary, including the sole authority to retain and terminate any such advisors, to carry out its duties. The Board has determined that each member of the Audit, Corporate Governance, and Organization and Compensation Committees is independent under our categorical standards and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment. The Board has determined that each member of the Audit Committee meets the independence requirements under the SEC rules and NYSE listing standards applicable to audit committee members. The Board has also determined that each member of the Organization and Compensation Committee meets the independence requirements under the SEC rules and NYSE listing standards applicable to compensation committee members.

DTE ENERGY 2020 PROXY STATEMENT 17

The following is a summary of the terms of each committee’s charter and the responsibilities of its members:
Audit Committee (Six meetings in 2019)

•	Assists the Board in its oversight of the quality and integrity of our accounting, auditing and financial reporting practices and the independence of the independent registered public accounting firm.

•	Reviews scope of the annual audit and the annual audit report of the independent registered public accounting firm.

•	Reviews financial reports, internal controls and financial and accounting risk exposures.

•	Discusses with management (a) earnings press releases and (b) material financial information and earnings guidance.

•	Reviews the policies, programs, performance and activities relating to the Company’s compliance and ethics programs.

•	Reviews accounting policies and system of internal controls.

•	Assumes responsibility for the appointment, replacement, compensation and oversight of the independent registered public accounting firm.

•	Reviews and pre-approves permitted non-audit functions performed by the independent registered public accounting firm.

•	Reviews the scope of work performed by the internal audit staff.

•	Reviews legal or regulatory requirements or proposals that may affect the committee’s duties or obligations.

•	Retains independent outside professional advisors, as needed.
The Board has determined that each member of the Audit Committee is financially literate and independent. The Board has reviewed the qualifications and experience of each of the Audit Committee members and determined that Ms. Williams and Mr. Vandenberghe qualify as “audit committee financial experts” as that term has been defined by the SEC.
Corporate Governance Committee (Four meetings in 2019)

•	Considers the organizational structure of the Board.

•	Identifies and reports to the Board risks associated with the Company’s governance practices and the interaction of the Company’s governance with enterprise risk management.

•	Recommends the nominees for directors to the Board.

•	Reviews recommended compensation arrangements for the Board, director and officer indemnification and insurance for the Board.

•	Reviews recommendations for director nominations received from shareholders.

•	Reviews shareholder proposals and makes recommendations to the Board regarding the Company’s response.

•	Reviews best practices in corporate governance and recommends corporate and Board policies/practices, as appropriate.

•	Retains independent outside professional advisors, as needed.
Finance Committee (Seven meetings in 2019)

•	Reviews matters related to capital structure.

•	Reviews major financing plans.

•	Recommends dividend policy to the Board.

•	Reviews financial planning policies and investment strategy.

•	Reviews certain capital expenditures.

•	Reviews insurance and business risk management.

•	Receives reports on the strategy, investment policies, adequacy of funding and performance of post-retirement obligations.

•	Reviews certain potential mergers, acquisitions and divestitures.

•	Reviews investor relations activities.

•	Retains independent outside professional advisors, as needed.

18 DTE ENERGY 2020 PROXY STATEMENT

Nuclear Review Committee (Seven meetings in 2019)

•	Provides non-management oversight and review of the Company’s nuclear power program.

•	Reviews the financial, operational, business and safety plans and performance at the Company’s nuclear facilities.

•	Reviews the policies, procedures and practices related to health and safety, potential risks, resources and compliance at the Company’s nuclear facilities.

•	Reviews the operating performance and key performance indicators and trends for the Company’s nuclear facilities.

•	Reviews non-financial audit findings related to the Company’s nuclear facilities or personnel.

•	Reviews the impact of changes in regulation on the Company’s nuclear facilities.

•	Retains independent outside professional advisors, as needed.

Organization and Compensation Committee (Five meetings in 2019)

•	Reviews the CEO’s performance and approves the CEO’s compensation.

•	Approves the compensation of certain other executives.

•
Administers the executive incentive plans and oversees the Company’s overall executive compensation and benefit plan philosophy, structure and practices, and the risks involved in executive compensation plans.

•	Reviews and approves executive employment agreements, severance agreements and change-in-control agreements, along with any amendments to those agreements.

•
Assesses and discusses with the Board the relationship between the inherent risk in executive compensation plans, executive compensation arrangements and executive performance goals and payouts, and how the level of risk corresponds to the Company’s business strategies.

•	Reviews the Compensation Discussion and Analysis disclosure and recommends inclusion in the Company’s annual report or proxy statement.

•	Reviews the Company’s policies and programs promoting diversity and inclusion among the Company’s employees and officers.

•	Recommends to the full Board the officers to be elected by the Board.

•	Reviews succession and talent planning.

•	Evaluates the independence of the independent compensation consultant at least annually.

•	Reviews and discusses with management any transactions with the independent compensation consultant or its affiliates.

•	Retains independent outside professional advisors, as needed.
Public Policy and Responsibility Committee (Five meetings in 2019)

•	Reviews and advises the Board on current and emerging social, economic, political and environmental issues.

•
Reviews management’s response to risk exposures related to regulatory, social, economic, political, reputational and environmental issues and advises the Board on management’s procedures for assessing, monitoring, controlling and reporting on such exposures.

•	Reviews the Company's programs and strategies related to environmental sustainability.

•	Reviews the Company’s policies on social responsibilities.

•	Reviews the Company’s policies and programs promoting diversity and inclusion among the Company’s suppliers.

•
Reviews the Company’s regulatory strategies and activities (including rate case strategies, rate competitiveness and environmental regulations) as well as its state and federal legislative and political activities and strategies.

•	Reviews reports from management regarding policies and safety issues related to customers and the general public.

•	Retains independent outside professional advisors, as needed.

DTE ENERGY 2020 PROXY STATEMENT 19

Board of Directors Risk Oversight Functions
The Board receives, reviews and assesses reports from the Board committees and from management relating to enterprise-level risks. Each Board committee is responsible for overseeing and considering risk issues relating to their respective committee and reporting their assessments to the full Board at each regularly scheduled Board meeting. When granting authority to management, approving strategies and receiving management reports, the Board and committees consider, among other things, the risks we face.
Each Board committee reviews management’s assessment of risk for that committee’s respective area of responsibility. As part of its oversight function, the Board discusses any risk conflicts that may arise between the committees or assigns to a committee risk issues that may arise which do not fall within a specific committee’s responsibilities.

Board Committee	Areas of Risk Oversight
Audit Committee
Overall review of risk issues, policies and controls associated with our overall financial reporting and disclosure process and legal compliance, and review policies on risk control assessment and accounting risk exposure, as well as cybersecurity risk.

Finance Committee	Review of financial, capital, credit and insurance risk.
Organization and Compensation Committee
Assess and discuss with the Board the relationship between the inherent risks in executive compensation plans, executive compensation arrangements and executive performance goals and payouts, and how the level of risk corresponds to the Company’s business strategies.

Corporate Governance Committee	Review risks associated with the Company’s governance practices and the interaction of the Company’s governance with enterprise risk-level management.
Nuclear Review Committee	Review risks relating to the operation of our nuclear power facilities.
Public Policy and Responsibility Committee	Review risks associated with regulatory, social responsibility, political activity, economic conditions, reputation, safety and the environment.
All Board committees meet periodically with members of senior management to discuss the relevant risks and challenges facing the Company. In addition to its regularly scheduled Committee meetings, the Audit Committee meets with the Chief Financial Officer, the General Auditor and the independent registered public accounting firm in executive sessions at least semi-annually, and meets with the Chief Legal Officer and the Chief Compliance Officer at least annually in separate executive sessions. The Company’s General Auditor attends all Audit Committee meetings. The Treasurer and Chief Risk Officer meets annually with either the Audit Committee or the full Board to update the members on the Company’s enterprise-level risk management. The General Auditor and the Treasurer and Chief Risk Officer also periodically meet with the other Board committees and the full Board as may be required.
The Company also utilizes an internal Risk Management Committee, chaired by the CEO and comprised of the Chief Financial Officer, Chief Administrative Officer, Chief Legal Officer, Treasurer and Chief Risk Officer, General Auditor and other senior officers. Among other things, the internal Risk Management Committee directs the development and maintenance of comprehensive risk management policies and procedures, and sets, reviews and monitors risk limits on a regular basis for enterprise-level risks, counter-party credit and commodity-based exposures.
The Board believes that the committee structure of risk oversight is in the best interests of the Company and its shareholders. Each committee member has expertise on risks relative to the nature of the committee on which he or she sits. With each committee reporting on risk issues at full Board meetings, the entire Board is in a position to assess the overall risk implications, to evaluate how they may affect the Company and to provide oversight on appropriate actions for management to take.
With regard to risk and compensation programs and policies, the Company’s Energy Trading segment has compensation programs and policies that are structured differently from those in other units within the Company. These compensation programs and policies are designed to discourage excessive risk taking by the Energy Trading employees and are subject to specific written policies and procedures administered by members of the Company’s senior management. The Company has determined that the Energy Trading compensation programs and policies do not create risks that are reasonably likely to have a material adverse effect on the Company.

20 DTE ENERGY 2020 PROXY STATEMENT

Board of Directors Compensation

Elements of Director Compensation
Employee directors receive no payment for service as directors. The goal of our compensation policies for non-employee directors is to tie their compensation to your interests as shareholders. Accordingly, approximately 50% of a director’s annual compensation is in the form of equity-based compensation, including phantom shares of our common stock. Generally, the compensation program for non-employee directors is reviewed on an annual basis by the Corporate Governance Committee and the Board. This review includes a review of a comparative peer group of companies that is identical to the peer group used to review executive compensation (See “Executive Compensation—Compensation Discussion and Analysis” beginning on page 32). Based on its December 2019 review, the Board voted to increase director compensation effective January 1, 2020, as further described below.

Cash Compensation
Cash retainer	$120,000 annually
Lead Independent Director retainer	$30,000 annually
Committee chair retainer
$20,000 annually for Audit, Nuclear Review, and Organization and Compensation Committee Chairs; $15,000 annually for Corporate Governance, Finance, and Public Policy and Responsibility Committee Chairs

New Member Orientation/Mentor Program	$1,250 and $750 quarterly for the New Member and Mentor, respectively, for the duration of the orientation
Equity Compensation
Upon first election to the Board	1,000 shares of restricted DTE Energy common stock, subject to a 3-year vesting period
Annual equity compensation
A variable number of phantom shares of DTE Energy common stock valued at $145,000 annually, with the actual number of phantom shares to be granted each year determined based on the closing price of the Company’s common stock on the first business day of each calendar year(1)

(1)
Phantom shares of DTE Energy common stock are credited to each non-employee director’s account in January of each year. Phantom share accounts are also credited with dividend equivalents which are reinvested into additional phantom shares. For phantom shares granted after 2004, payment of the cash value is made three years after the date of grant unless otherwise deferred by voluntary election of the director. For phantom shares granted before 2005, payment of the cash value occurs only after the date a director terminates his or her service on the Board.

Payment of Non-Employee Director Fees and Expenses
Retainers for non-employee directors are either (i) payable in cash or (ii) at the election of the director, deferred into an account pursuant to the DTE Energy Company Plan for Deferring the Payment of Directors’ Fees. Non-employee directors may defer up to 100% of their annual retainer into an unfunded deferred compensation plan. Deferred fees may accrue for future payment, with interest accrued monthly at the 5-year U.S. Treasury Bond rate as of the last business day of each month or, at the election of the director, they may be invested in phantom shares of our common stock with all dividend equivalents reinvested.
In addition to the retainers, non-employee directors are reimbursed for their travel expenses incurred in attending Board and committee meetings, along with fees and expenses incurred when attending director education seminars or special meetings requested by management. Non-employee directors of the Company, along with full-time active employees and retirees, are also eligible to participate in the DTE Energy matching gift program, whereby the DTE Energy Foundation matches certain charitable contributions.
Director Life Insurance
The Company provides each non-employee director with group term life insurance in the amount of $20,000 and travel accident insurance in the amount of $100,000.

DTE ENERGY 2020 PROXY STATEMENT 21

Director Stock Ownership
We have established stock ownership guidelines for non-employee directors to more closely tie their interests to those of shareholders. Under these guidelines, the Board requires that each director own shares of the Company’s common stock beginning no later than 30 days after election to the Board. In addition, directors are required to own, within five years after initial election to the Board, shares of Company stock having a value equal to two times the sum of a director’s annual cash retainer plus the value of a director’s annual phantom stock compensation. Based on the 2020 director compensation program, a director with five years of service will be required to hold a minimum of $530,000 in stock under these guidelines. This ownership requirement is greater than four times the amount of a director’s cash retainer under the 2020 compensation program. Common stock, time-based restricted stock and phantom shares held by a director are counted toward fulfillment of this ownership requirement. As of December 31, 2019, all directors met the initial common stock ownership requirement and all those directors who have served as a director for at least five years after their initial election fulfilled the five-year requirement.

22 DTE ENERGY 2020 PROXY STATEMENT

2019 Director Compensation Table
The following table details the compensation earned in 2019 by each of the non-employee directors:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
David A. Brandon	135,000	130,000	5,305	270,305
W. Frank Fountain, Jr. (retiring)	135,000	130,000	494	265,494
Charles G. McClure, Jr.	129,685	130,000	305	259,990
Gail J. McGovern	120,000	130,000	6,305	256,305
Mark A. Murray	135,000	130,000	6,305	271,305
James B. Nicholson (retired)	51,350	130,000	5,165	186,515
Ruth G. Shaw	144,465	130,000	5,494	279,959
Robert C. Skaggs, Jr.	120,000	130,000	5,494	255,494
David A. Thomas	120,000	130,000	5,158	255,158
Gary Torgow	62,500	131,180	79	193,759
James H. Vandenberghe	136,500	130,000	5,494	271,994
Valerie M. Williams	145,000	130,000	158	275,158

(1)    The following table provides a detailed breakdown of the fees earned or paid in cash:

	Fees Earned or Paid in Cash
Name	Board Retainer ($)	Lead Independent Director/Committee Chair Retainers ($)	New Member Orientation/Mentor Program Fees ($)	Total ($)
David A. Brandon	120,000	15,000	—	135,000
W. Frank Fountain, Jr.	120,000	15,000	—	135,000
Charles G. McClure, Jr.	120,000	9,685	—	129,685
Gail J. McGovern	120,000	—	—	120,000
Mark A. Murray	120,000	15,000	—	135,000
James B. Nicholson	42,500	8,850	—	51,350
Ruth G. Shaw	120,000	21,465	3,000	144,465
Robert C. Skaggs, Jr.	120,000	—	—	120,000
David A. Thomas	120,000	—	—	120,000
Gary Torgow	60,000	—	2,500	62,500
James H. Vandenberghe	120,000	15,000	1,500	136,500
Valerie M. Williams	120,000	20,000	5,000	145,000

Messrs. Brandon, Torgow, and Vandenberghe elected to defer 100% and Mr. Nicholson elected to defer 50% of the fees detailed above into the DTE Energy Company Plan for Deferring the Payment of Directors’ Fees.

(2)
These amounts represent the dollar amounts of compensation cost for 2019 in accordance with ASC Topic 718 and, as such, include costs recognized in the financial statements with respect to phantom shares and shares of restricted stock granted. Because the phantom shares are 100% vested (with a mandatory three-year deferral) on the grant date, the ASC Topic 718 expense equals the grant date fair value as of January 2, 2019. The grant date fair value of $107.89 was the closing price of the Company stock on January 2, 2019. For all of the non-employee directors except Mr. Torgow, this amount is $130,000 in phantom shares of DTE Energy stock granted on January 2, 2019, subject to a three-year payment deferral. Based on the grant date fair value of $107.89, this equated to a grant of 1,205 phantom shares. For Mr. Torgow, this amount is the value of 1,000 shares of restricted stock granted on June 20, 2019. For this award, the grant date fair value of $131.18 was the closing price on June 20, 2019.

DTE ENERGY 2020 PROXY STATEMENT 23

Outstanding equity awards as of December 31, 2019 are as follows:

Name	Phantom Shares in Equity Plan	Phantom Shares in Deferred Fee Plan	Restricted Stock
David A. Brandon	3,945	6,820	—
W. Frank Fountain, Jr.	25,368	13,890	—
Charles G. McClure, Jr.	3,945	628	—
Gail J. McGovern	33,325	—	—
Mark A. Murray	3,945	628	—
James B. Nicholson	9,014	6,471	—
Ruth G. Shaw	3,945	—	—
Robert C. Skaggs, Jr.	2,500	—	1,000
David A. Thomas	3,945	—	—
Gary Torgow	—	240	1,000
James H. Vandenberghe	3,945	6,744	—
Valerie M. Williams	1,232	—	1,000

(3)
This amount is the total of the premiums paid for the group-term life insurance provided to the non-employee directors by the Company and all contributions made by the DTE Energy Foundation under the Company matching program.

Information on Company Executive Officers
Under our Bylaws, the officers of DTE Energy are elected annually by the Board of Directors, each to serve until his/her successor is elected and qualified, or until his/her resignation or removal. The current executive officers of the Company elected by the Board are as follows:

Name	Age(1)	Present Position	Present Position Held Since
Gerard M. Anderson	61	Executive Chairman	7/1/2019	(2)
JoAnn Chavez	55	Senior Vice President and Chief Legal Officer	10/28/2019	(2)
Trevor F. Lauer	55	President and Chief Operating Officer, DTE Electric Company	4/4/2016	(2)
David E. Meador	62	Vice Chairman and Chief Administrative Officer	1/1/2014
Lisa A. Muschong	50	Vice President, Corporate Secretary and Chief of Staff	11/2/2015	(2)
Gerardo Norcia	57	President and Chief Executive Officer	7/1/2019	(2)
Peter B. Oleksiak	53	Senior Vice President and Chief Financial Officer	1/1/2014
Matthew Paul	50	President and Chief Operating Officer, DTE Gas Company	4/1/2019	(2)
Mark C. Rolling	52	Vice President, Controller and Chief Accounting Officer	3/4/2019	(2)
David Slater	54	President and Chief Operating Officer, DTE Gas Storage and Pipelines	10/2/2014	(2)
Mark W. Stiers	57	President and Chief Operating Officer, DTE Power & Industrial and Energy Trading	4/1/2019	(2)

(1)	As of March 12, 2020.

(2)	These executive officers have held various other positions at DTE Energy for five or more years.

24 DTE ENERGY 2020 PROXY STATEMENT

Compensation Committee Interlocks and Insider Participation
During 2019, the Organization and Compensation Committee consisted of Dr. Shaw, Messrs. Brandon, Nicholson (through May 2019) and Skaggs (beginning May 2019) and Ms. McGovern. No member of the Organization and Compensation Committee serves as an officer or employee of the Company or any of its subsidiaries nor has any member of the Organization and Compensation Committee formerly served as an officer of the Company or any of its subsidiaries. During 2019, none of the executive officers of the Company served on the board of directors or on the compensation committee of any other entity, any of whose executive officers served either on the Board or on the Organization and Compensation Committee of the Company.

Indemnification and Liability
Pursuant to Article VI of our Articles of Incorporation, to the fullest extent permitted by law, no director of the Company shall be personally liable to the Company or its shareholders for any acts or omissions in the performance of his/her duties.
Article VII of our Articles of Incorporation provides that each person who is or was or had agreed to become a director or officer, or each person who is or was serving or who had agreed to serve at the request of the Board as an employee or agent of the Company, or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including heirs, executors, administrators or estate of such person), shall be indemnified by the Company to the fullest extent permitted by law. We have entered into indemnification agreements with each of our directors and executive officers. These agreements require the Company to indemnify such individuals for certain liabilities to which they may become subject as a result of their affiliation with the Company.
The Company, the directors and officers in their capacities as such are insured against liability for alleged wrongful acts (to the extent defined) under thirteen insurance policies providing aggregate coverage in the amount of $255 million.

DTE ENERGY 2020 PROXY STATEMENT 25

Security Ownership of Directors and Officers

The following table sets forth information as of December 31, 2019, with respect to beneficial ownership of common stock, phantom stock, performance shares and options exercisable within 60 days for (i) each of our directors and nominees for director, (ii) our Executive Chairman (who served as Chief Executive Officer until July 1, 2019), President and Chief Executive Officer, Senior Vice President and Chief Financial Officer and the three other highest paid executive officers (together, the “Named Executive Officers”), and (iii) all executive officers and directors as a group. Executive officers for this purpose are those individuals defined as executive officers under Rule 16a-1(f) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Unless otherwise indicated, each of the named individuals has sole voting and/or investment power over the shares identified. To our knowledge, no member of our management team or director was a beneficial owner of one percent or more of the outstanding shares of common stock as of December 31, 2019.
Amount and Nature of Beneficial Ownership as of December 31, 2019

Name of Beneficial Owners	Common Stock(1)	Phantom Stock(2)	Other Shares That May Be Acquired(3)
Gerard M. Anderson	570,775	13,824	159,871
David A. Brandon	1,000	10,765	—
W. Frank Fountain, Jr.	1,000	39,258	—
Charles G. McClure, Jr.	1,000	4,573	—
Gail J. McGovern	—	33,325	—
Mark A. Murray	1,000	4,573	—
Gerardo Norcia	160,792	1,372	66,390
Ruth G. Shaw	5,500	3,945	—
Robert C. Skaggs, Jr.	1,000	2,500	—
David A. Thomas	1,673	3,945	—
Gary Torgow	2,537	240	—
James H. Vandenberghe	2,000	10,689	—
Valerie M. Williams	1,000	1,232	—
Trevor F. Lauer	22,290	1,341	23,440
David E. Meador	169,366	—	36,145
Peter B. Oleksiak	42,964	—	32,988
Bruce D. Peterson	47,031	—	21,994
Directors and Executive Officers as a group — 23 persons	1,096,578	133,154	388,345

(1)	Includes directly held common stock, restricted stock and shares held pursuant to the DTE Energy Company Savings and Stock Ownership Plan (tax-qualified 401(k) plan).

(2)
Shares of phantom stock are acquired as follows: (a) by non-employee directors (i) as compensation under the DTE Energy Company Deferred Stock Compensation Plan for Non-Employee Directors and (ii) through participation in the DTE Energy Company Plan for Deferring the Payment of Directors’ Fees and (b) by executive officers pursuant to the (i) DTE Energy Company Supplemental Savings Plan and (ii) DTE Energy Company Executive Supplemental Retirement Plan. Shares of phantom stock may be paid out in either cash or stock.

26 DTE ENERGY 2020 PROXY STATEMENT

(3)
Represents performance shares under the Long-Term Incentive Plan (as described beginning on page 43) that entitle the executive officers to receive shares or cash equivalents (or a combination thereof) in the future if certain performance measures are met. The number of performance shares reflected in the table assumes that target levels of performance are achieved and includes an increase from the original grant amount, assuming full dividend reinvestment at the fair market value on each dividend payment date. Performance shares are not currently outstanding shares of our common stock and are subject to forfeiture if the performance measures are not achieved over a designated period of time. Executive officers do not have voting or investment power over the performance shares until performance measures are achieved. See the discussion in “Long-Term Incentives - Performance Shares Granted in 2019” beginning on page 43.

Prohibition on Pledging and Hedging Company Securities
The Company maintains policies which expressly prohibit hedging Company securities by all employees, executive officers and directors of the Company and its subsidiaries. For purposes of these policies, hedging includes purchases and sales of derivatives or any monetization transaction involving DTE securities that has the effect of limiting or eliminating the full risks of ownership of DTE securities. Our directors and officers are also prohibited from pledging their shares of Company stock as collateral for any loan or indebtedness. This prohibition includes, but is not limited to, holding such shares in a margin account.

Security Ownership of Certain Beneficial Owners
The following table sets forth information regarding the only persons or groups known to the Company to be beneficial owners of more than 5% of our outstanding common stock.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Common Stock	The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, Pennsylvania 19355	22,653,743	(1)	11.8%
Common Stock	Capital World Investors 333 South Hope Street Los Angeles, California 90071	20,745,058	(2)	10.7%
Common Stock	BlackRock, Inc. 55 East 52nd Street New York, New York 10055	16,845,703	(3)	8.8%
Common Stock	State Street Corporation One Lincoln Street Boston, Massachusetts 02111	10,193,303	(4)	5.3%

(1)
Based on information contained in Schedule 13G/A filed on February 12, 2020. The Vanguard Group, Inc. has sole voting power with respect to 278,503 shares, sole dispositive power with respect to 22,316,358 shares, shared dispositive power with respect to 337,385 shares and is deemed to beneficially own 22,653,743 shares.

(2)
Based on information contained in Schedule 13G filed on February 14, 2020. Capital World Investors has sole dispositive power with respect to 20,745,058 shares, sole voting power with respect to 20,745,058 shares, and is deemed to beneficially own 20,745,058 shares.

(3)
Based on information contained in Schedule 13G/A filed on February 10, 2020. BlackRock Inc. has sole dispositive power with respect to 16,845,703 shares, sole voting power with respect to 14,727,798 shares, and is deemed to beneficially own 16,845,703 shares.

(4)
Based on information contained in Schedule 13G filed on February 14, 2020. State Street Corporation has shared voting power with respect to 9,285,389 shares, shared dispositive power with respect to 10,160,610 shares, and is deemed to beneficially own 10,193,303 shares.

DTE ENERGY 2020 PROXY STATEMENT 27

Certain Relationships and Related Transactions
Related-person transactions have the potential to create actual or perceived conflicts of interest. The Company has policies in place to address related-party transactions. In addition, our Corporate Governance Committee and Audit Committee review potential dealings or transactions with related parties. In conducting such reviews, the committees consider various factors they deem appropriate, which may include (i) the identity of the related party and his or her relationship to the Company, (ii) the nature and size of the transaction, including whether it involved the provision of goods or services to the Company that are unavailable from unrelated third parties and whether the transaction is on terms that are comparable to the terms available from unrelated third parties, (iii) the nature and size of the related party’s interest in the transaction, (iv) the benefits to the Company of the transaction and (v) whether the transaction could involve an apparent or actual conflict of interest with the Company.
In general, employees and directors may not be involved in a business transaction where there is a conflict of interest with the Company. The DTE Energy Way requires non-officer employees to report conflicts of interest or potential conflicts of interest to their respective superiors; the Officer Code of Conduct and Ethics requires officers to report conflicts of interest or potential conflicts of interest to the Company’s General Counsel or to the Company’s Board of Directors; and the Board of Directors Code of Business Conduct and Ethics requires directors to disclose conflicts of interest or potential conflicts of interest to the Company’s Corporate Governance Committee or the Chairman of the Board. For directors and officers, any waivers of the Company’s conflict of interest policy must be approved by the Board or a Board committee, as required under the Officer Code of Conduct and Ethics or Board of Directors Code of Business Conduct and Ethics, disclosed to shareholders and posted to our website at dteenergy.com/ethics.

Proposal No. 2 — Ratification of Appointment of Independent Registered Public Accounting Firm
Subject to ratification by the shareholders, the Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2020 and to perform other audit-related services. Following the Audit Committee’s appointment, the Board voted unanimously to recommend that our shareholders vote to ratify the Audit Committee’s selection of PwC as our independent auditors for 2020.
The reports of PwC on the consolidated financial statements of DTE Energy for the year ended December 31, 2019 and for the year ended December 31, 2018 did not contain adverse opinions or a disclaimer of opinions and were not qualified or modified as to uncertainty, audit scope or accounting principles.
During the Company’s two most recent fiscal years ended December 31, 2019 and 2018 and from January 1, 2020 through February 5, 2020, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to PwC’s satisfaction, would have caused PwC to make reference to the subject matter of such disagreements in connection with its reports on the Company’s consolidated financial statements for such years.
During the Company’s two most recent fiscal years ended December 31, 2019 and 2018 and from January 1, 2020 through February 5, 2020, there were no “reportable events” as defined under Item 304(a)(1)(v) of Regulation S-K.
Representatives of PwC will be present at the annual meeting and will be afforded an opportunity to make a statement, if they desire, and to respond to appropriate questions from shareholders.

28 DTE ENERGY 2020 PROXY STATEMENT

Fees to the Independent Registered Public Accounting Firm
The following table presents fees for professional services rendered by PwC for the audit of the Company’s consolidated annual financial statements for the years ended December 31, 2019 and December 31, 2018, and fees billed for other services rendered by PwC during those periods.

	2019	2018
Audit fees(1)	$7,027,031	$7,173,518
Audit-related fees(2)	220,735	587,507
Tax fees(3)	294,747	217,836
All other fees(4)	588,389	2,117,297
Total	$8,130,902	$10,096,158

(1)
Represents fees for professional services performed by PwC for the audits of the Company’s consolidated annual financial statements included in the Company’s Form 10-K, review and audit of the Company’s internal control over financial reporting, the review of consolidated financial statements included in the Company’s Form 10-Q filings, and services that are normally provided in connection with regulatory filings or engagements. Audit fees are presented on an Audit Year basis in accordance with SEC guidelines and include an estimate of fees incurred for the most recent Audit Year.

(2)	Represents the aggregate fees billed for audit-related services and various attest services.

(3)	Represents fees billed for tax services, including tax reviews and planning.

(4)	Represents consulting services for the purpose of providing advice and recommendations.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Consistent with SEC policies regarding the independence of the registered public accounting firm, the Audit Committee is responsible for appointing, approving professional service fees of, and overseeing the work of the independent registered public accounting firm. The Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm.
Prior to engaging the independent registered public accounting firm to perform specific services, the Audit Committee pre-approves these services by category of service. The Audit Committee may delegate to the Chair of the Audit Committee, or to one or more other designated members of the Audit Committee, the authority to grant pre-approvals of all permitted services or classes of these permitted services to be provided by the independent registered public accounting firm up to, but not exceeding, a pre-defined limit. The decisions of the designated member to pre-approve a permitted service are reported to the Audit Committee at each scheduled meeting. At least quarterly, the Audit Committee reviews:

•	A report summarizing the services, or groupings of related services, including fees, provided by the independent registered public accounting firm.

•	A listing of new services requiring pre-approval, if any.

•
As appropriate, an updated projection for the current fiscal year, presented in a manner consistent with the proxy disclosure requirements, of the estimated annual fees to be paid to the independent registered public accounting firm.

All audit, audit-related, tax and other services performed by PwC were pre-approved by the Audit Committee in accordance with the regulations of the SEC. The Audit Committee considered and determined that the provision of the non-audit services by PwC during 2019 was compatible with maintaining independence of the registered public accounting firm.
Report of the Audit Committee
The purpose of the Audit Committee is to assist the Board’s oversight of the integrity of the Company’s consolidated financial statements, the Company’s compliance with legal and regulatory requirements, the Company’s independent registered public accounting firm’s qualifications and independence and the performance of the Company’s internal audit

DTE ENERGY 2020 PROXY STATEMENT 29

function. All members of the Audit Committee meet the criteria for independence as defined in our categorical standards and the audit committee independence requirements under the SEC rules. The Audit Committee Charter also complies with requirements of the NYSE.
Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management is also responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. The independent registered public accounting firm is responsible for auditing these consolidated financial statements and expressing an opinion as to their conformity with GAAP. The independent registered public accounting firm is also responsible for expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to monitor and review these processes, acting in an oversight capacity, and the Audit Committee does not certify the consolidated financial statements or internal control over financial reporting or guarantee the independent registered public accounting firm’s reports. The Audit Committee relies, without independent verification, on the information provided to it including representations made by management and the reports of the independent registered public accounting firm.
The Audit Committee discussed with PwC the matters required to be discussed by audit standards, SEC regulations and NYSE requirements. Disclosures were received from PwC regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board and discussed with them. The Audit Committee has considered whether the services provided by PwC other than those services relating to audit services are compatible with maintaining PwC’s independence. The Audit Committee has concluded that such services have not impaired PwC’s independence. The Audit Committee reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2019 with management and PwC. Based on the review and discussions noted above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2019. The Audit Committee reviewed and discussed Management’s Report on Internal Control over Financial Reporting as of December 31, 2019 with management and PwC. Based on the review and discussions noted above, the Audit Committee recommended to the Board that Management’s Report on Internal Control over Financial Reporting as of December 31, 2019 be included in the Company’s Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2019.
Audit Committee
Valerie M. Williams, Chair
W. Frank Fountain, Jr.
Charles G. McClure, Jr.
James H. Vandenberghe
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Proposal No. 3 — Advisory Proposal — Nonbinding Vote to Approve Executive Compensation
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) requires the Company to provide shareholders with an opportunity to vote to approve, on an advisory basis, the compensation of our Named Executive Officers as described in the “Compensation Discussion and Analysis” (“CD&A”) section of this proxy statement and in the tabular and narrative disclosure regarding Named Executive Officer compensation, all contained under the heading “Executive Compensation” in this proxy statement.
The Company’s executive compensation program is designed to include elements of cash and equity-based compensation to motivate and reward executives who achieve short-term and long-term corporate and financial objectives leading to the success of the Company. We emphasize competitive, performance-based compensation to attract and retain talented executives and align the interests of our executives with those of our shareholders. At each of the 2019 and 2018 annual

30 DTE ENERGY 2020 PROXY STATEMENT

meetings, 94.8% and 94.6%, respectively, of voting shareholders approved the compensation of the Named Executive Officers.
Shareholders have in the past approved the incentive plans that we use to motivate and reward our executives, including the Annual Incentive Plan and the Long-Term Incentive Plan. In addition, the Company has enhanced our disclosures related to executive compensation to provide more detail to our shareholders about our compensation programs, including expanded disclosures relating to the plans in this proxy statement.
Our executive compensation programs have been important in driving the Company’s success in achieving its corporate and financial objectives by tying executive compensation to achieving very specific goals in each of our key priority areas. Progress against these objectives is necessary for the Company to achieve its ultimate goal of becoming the best-operated energy company in North America and a force for growth and prosperity in the communities where we live and serve. We explain each of our performance targets and measures in detail in our CD&A, but a few examples of Company success in areas related to our targets and measures include the following:

•	Achieved 6.5% compound operating earnings per share growth during the five years ending 2019 (see discussion of operating earnings on page 2).

•	Increased our dividend payment to $3.85 per share in 2019, representing a 7% increase over the dividend in 2018.

•	Provided our shareholders with a five-year total shareholder return of 177% (indexed with 2014 as the base year = 100%).

•	Delivered cash from operations of $2.6 billion in 2019.

The Organization and Compensation Committee (“O&C Committee”) employs the highest standards of corporate governance when implementing and reviewing our executive compensation programs. The O&C Committee ensures independence of committee members and compensation consultants, avoids conflicts of interest and has enhanced shareholder disclosure in accordance with SEC and NYSE requirements.
For these reasons, the Board recommends that shareholders vote in favor of the following resolution:
“RESOLVED, that the shareholders approve, on an advisory basis, the overall executive compensation paid to the Named Executive Officers of the Company, as described in the Compensation Discussion and Analysis and the tabular and narrative disclosure regarding Named Executive Officer compensation contained in this proxy statement.”
Because this vote is advisory, it will not be binding upon the Company or the Board. The O&C Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL
TO APPROVE EXECUTIVE COMPENSATION.

DTE ENERGY 2020 PROXY STATEMENT 31

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Executive Summary
The Company believes in executive compensation that is competitive with our peers, has a meaningful performance component and has equity-based elements to encourage executives to maintain an appropriate ownership interest in the Company. Our performance-based compensation programs result in a majority of the compensation of our Named Executive Officers (as identified below) being linked to the achievement of a combination of short-term and long-term Company and personal goals and shareholder value creation.
The following elements comprise the total compensation awarded to our Named Executive Officers (“NEOs”):

Elements of Compensation	How this Element Serves the Company’s Objectives
Base Salary
Provides a stable, fixed source of income that reflects an executive’s job responsibilities, experience, value to the Company and demonstrated performance.

We target median base salaries for our peer group, taking into account differences in company size within the peer group.

Annual Incentive Awards
Intended to compensate individuals yearly based on the achievement of specific near-term, annual goals, which are established at the beginning of each year and approved by the O&C Committee.

The Board and management have identified several priority areas that management and the Board discuss regularly when reviewing Company performance. Our performance measures for annual incentive awards are the measurements that the Board uses to track progress in these key priority areas. Achievement of these performance objectives is a critical measure of the Company’s progress towards its goal of becoming the best-operated energy company in North America and a force for growth and prosperity in the communities where we live and serve.

Long-term Incentive Awards
Used to align executive actions with long-term management and shareholder objectives, providing rewards consistent with the creation of shareholder value.

Our plan is designed to help retain executives over time and ensure they have a strong sense of ownership in the Company.

Pay for Performance Alignment
The Company’s compensation programs are designed to clearly align performance objectives for our Named Executive Officers with the interests of shareholders and with management’s system of priorities. (See image of system of priorities on page 1.) Our Company’s aspiration is to be the best-operated energy company in North America and a force for growth and prosperity in the communities where we live and serve. We follow a system of priorities to achieve this objective, and our performance measures are designed to help move our Company towards achieving these priorities. The following table demonstrates how our annual and long-term performance measures map to our system of priorities.

32 DTE ENERGY 2020 PROXY STATEMENT

Our System of Priorities	Related Annual or Long-Term Performance Metrics
Highly Engaged Employees	DTE Energy Employee Engagement - Gallup DTE Energy OSHA Recordable Incident Rate DTE Energy OSHA Days Away, Restricted and Transfer Rate National Safety Council Barometer Survey
Top-Decile Customer Satisfaction	Customer Satisfaction Index Customer Satisfaction Improvement Program Index MPSC Customer Complaints
Distinctive Continuous Improvement Capability	Customer Satisfaction Improvement Program Index Utility Operating Excellence Index
Strong Political & Regulatory Context	Customer Satisfaction Improvement Program Index Utility Operating Excellence Index MPSC Customer Complaints
Clear Growth & Value Creation Strategy	DTE Energy Total Shareholder Return vs Peer Group
Superior & Sustainable Financial Performance	DTE Energy Cash Flow DTE Energy Operating Earnings Per Share DTE Energy Ratio of Funds From Operations to Debt

What We Do and What We Don’t Do
Our compensation programs are competitive and well-governed. We adopt best practices that make sense for our company and industry and avoid pay practices that are inconsistent with our pay-for-performance structure.

What we do:

•
We use multiple performance measures in our short-term and long-term plans that link compensation to our corporate objectives to be the best operated energy company in North America and to maximize shareholder value

•	We make the majority of compensation for Named Executive Officers “at risk” to further tie compensation to performance and shareholder interests

•	Our O&C Committee is comprised of all independent directors and our compensation consultant is independent

•	We adopted a clawback mechanism to allow the Company to recover incentive compensation in the event of a material financial restatement

•	We require executives and directors to meet robust stock ownership requirements

•	We review and update our peer groups and benchmarking on a regular basis to make sure our compensation remains competitive and near the median of the peer group

•	We engage with shareholders to seek input about our compensation practices and policies

What we don’t do:

•	No single-trigger change-in-control payments

•	No excessive perquisites

•	No tax gross-ups on change-in-control agreements

•	No guaranteed bonuses

•	No pledging, hedging or short sales of Company securities for officers or directors

•	No stock option grants since 2010

•	No repricing of existing stock options

•	No “excessive” golden parachute payments in any of our change-in-control arrangements

DTE ENERGY 2020 PROXY STATEMENT 33

CEO Total Actual Compensation for 2019: Fixed vs. At-Risk
Our pay mix puts a high weight on performance-based compensation. This means that the majority of compensation is variable and will go up or down based on company performance. For 2019, 59% of our President and Chief Executive Officer’s compensation was performance-based or “at risk.”
Overview
Your understanding of our executive compensation program is important to us. The goal of this Compensation Discussion and Analysis is to explain:

•	Our compensation philosophy and objectives for executives of the Company, including our Named Executive Officers;

•	The roles of our O&C Committee and management in the executive compensation process;

•	The key components of the executive compensation program; and

•	The decisions we make in the compensation process that align with our philosophy and objectives.
Throughout this proxy statement, the term “Named Executive Officers” means: (1) the Executive Chairman of the Board, Gerard M. Anderson; (2) the President and Chief Executive Officer, Gerardo Norcia; (3) the Senior Vice President and Chief Financial Officer, Peter B. Oleksiak; (4) the President and Chief Operating Officer—DTE Electric, Trevor F. Lauer; (5) the Vice Chairman and Chief Administrative Officer, David E. Meador; and (6) the Senior Vice President and General Counsel, Bruce D. Peterson. Mr. Peterson retired effective January 3, 2020. In addition, the term “executive” includes the Named Executive Officers, other key employees of the Company as designated by management from time to time and Executive Officers as defined by the Exchange Act.
Philosophy and Objectives

Our executive compensation philosophy is to motivate and reward executives who achieve short-term and long-term corporate and financial objectives leading to the success of the Company. We will continue to emphasize performance-based compensation for results that are consistent with shareholder and customer interests. The main objectives underlying this philosophy are:

•	Compensation must be competitive in order to attract and retain talented executives — data from peer group companies are taken into consideration when analyzing our compensation practices and levels;

34 DTE ENERGY 2020 PROXY STATEMENT

•
Compensation should have a meaningful performance component — a portion of an executive’s total compensation opportunity is linked to predefined short-term and long-term corporate and financial objectives along with an executive’s individual performance; and

•	Compensation must include equity-based elements to encourage executives to have an ownership interest in the Company.
Role of the Organization and Compensation Committee
The Board has a long-standing process for determining executive compensation that is performance-based, objective and transparent. The process is designed to serve the purpose of recruiting, retaining and motivating executives for the benefit of shareholders and customers. The Board delegates to the O&C Committee the responsibility to determine and approve the CEO’s compensation, and to approve the compensation of certain other executives. The O&C Committee makes all decisions regarding compensation for the Named Executive Officers. Although the responsibilities have been delegated, the entire Board maintains oversight and receives direct reports after each O&C Committee meeting.
The O&C Committee is composed entirely of independent directors, none of whom derives a personal benefit from the compensation decisions the O&C Committee makes. Generally, the O&C Committee is responsible for our executive compensation programs throughout the enterprise (including subsidiaries). The O&C Committee responsibilities are more fully detailed in its charter, which is available at dteenergy.com/governance. The O&C Committee continually monitors the executive compensation program and adopts changes to reflect the dynamic marketplace in which we compete for talent. To the extent necessary, the O&C Committee also works with other Board committees to review or approve reports, awards and other matters relating to compensation. For example, the Finance Committee reviews the financial components of performance measures and metrics, the Corporate Governance Committee assists in the review of this Compensation Discussion and Analysis and the Audit Committee reviews the internal controls over the data reported herein.
The O&C Committee uses information from several external sources to monitor and achieve an executive compensation program that supports our business goals and attracts executives whose performance will be measured against those goals. Independent outside consultants and external information enable the O&C Committee to maintain impartial decision-making regarding performance and pay. The O&C Committee annually reviews each component of the Named Executive Officers’ compensation and is advised directly by the outside compensation consulting firm, discussed in further detail below, in connection with such review. Based on input from its consultant and from management and based on a review of competitive data from peer group companies (as discussed below), the O&C Committee believes that the current structure is appropriately balanced and competitive to accomplish the important tasks of recruiting, retaining and motivating talented executives in the energy industry in which we compete.
The O&C Committee also reviews and considers the results from the most recent shareholder advisory vote on executive compensation. At the 2019 and 2018 annual meetings, 94.8% and 94.6%, respectively, of voting shareholders approved the compensation of the Named Executive Officers. As part of our shareholder engagement program, we seek feedback from shareholders about our compensation practices.
Independent Review of Compensation Program
The O&C Committee directly employs an outside consulting firm, Meridian Compensation Partners LLC ("Meridian"), to advise the O&C Committee on various executive compensation matters, including current compensation trends, and provide objective recommendations as to the design of our executive compensation program. Meridian reports directly to the O&C Committee. Use of an outside consultant is an important component of the compensation setting process, as it enables the O&C Committee to make informed decisions based on market data and practices.
The representative from Meridian, who is considered a leading professional in the compensation field, attends O&C Committee meetings, meets with Committee members in executive session, consults with the members as required and provides input with regard to the CEO’s compensation and performance.

DTE ENERGY 2020 PROXY STATEMENT 35

Meridian has served as the O&C Committee’s outside consultant since June 2018. The O&C Committee has determined Meridian to be an independent consultant. Meridian has no affiliations with any of the Named Executive Officers or members of the Board other than in its role as an outside consultant. The lead consultant and partner in charge for Meridian, who provided executive compensation consulting services to the O&C Committee, did not provide any other services to the Company.

Management’s Role
Our management works closely with the O&C Committee in the executive compensation process. Excluding the Executive Chairman and President and CEO’s compensation, management’s responsibilities include:

•	Recommending performance measures and metrics that are formulated based on our corporate strategy and priorities;

•	Reporting executive performance evaluations;

•	Recommending base salary levels and other compensation, including equity awards; and

•	Recommending appointment of executives.
The Executive Chairman and President and CEO’s compensation is determined solely by the O&C Committee, which bases its decisions on performance and market studies along with participation and recommendations from its independent outside consultant.
Compensation and Peer Group Assessment

Each component of executive compensation (see “Key Components of Executive Compensation” below) is compared, measured and evaluated against a peer group of companies. The O&C Committee approves the peer group and periodically reviews and updates the companies included in that group.

The most recent peer group was approved by the O&C Committee in June 2018. That peer group, which is applicable for 2019, consists of the companies listed below. Most of these companies, along with DTE Energy, participate in the same independent compensation surveys. The surveys provide data needed for accurate compensation comparisons. The peer group consists primarily of utilities (including utility holding companies), broad-based energy companies, and significant non-energy companies selected on the basis of revenues, financial strength, geographic location and availability of compensation information. The O&C Committee reviews the peer group data when making compensation decisions relating to the Named Executive Officers and the Company’s mix of compensation components.

Management also retains an external consulting firm to conduct a market study covering compensation practices for similar positions in the peer group. The most recent market study was completed in August 2019 by Aon, whose comprehensive database included all of our desired utility/energy peer companies and also included data for most of our utility/energy-related executive positions.

36 DTE ENERGY 2020 PROXY STATEMENT

•	Alliant	•	Cummins Inc.
•	Ameren Corporation	•	Illinois Tool Works
•	American Electric Power Company, Inc.	•	Kellogg Company
•	Avangrid Inc.	•	Masco Corporation
•	CenterPoint Energy	•	Navistar International Corporation
•	CMS Energy Corporation	•	Owens Corning
•	Consolidated Edison	•	Parker Hannifin Corporation
•	Duke Energy Corporation	•	The Sherwin-Williams Company
•	Edison International	•	Whirlpool Corporation
•	Entergy Corporation
•	FirstEnergy Corp.
•	NiSource, Inc.
•	PG&E Corporation
•	Public Service Enterprise Group
•	Sempra Energy
•	Southern Company
•	WEC Energy Group, Inc.
•	Xcel Energy, Inc.
Key Components of Executive Compensation
The key components of the compensation program include the following:

•	Base Salary

•	Annual and Long-Term Incentives

•	Retirement and Other Benefits

•	Post-Termination Agreements (Severance and Change-In-Control)

While the programs and pay levels reflect differences in job responsibilities, the structure of the compensation and benefits program is applied consistently to our Named Executive Officers, including the CEO. Differences in compensation between the CEO and the other Named Executive Officers are due, in part, to an analysis of peer group benchmark data, as well as differences in the responsibilities of each Named Executive Officer. We review each element of total compensation, both individually and on a combined basis, for each Named Executive Officer and make adjustments as appropriate based on these comparisons. The following is a more detailed discussion of the components of the Company’s executive compensation program:
Base Salary
The objective of base salary is to provide a stable, fixed source of income that reflects an executive’s job responsibilities, experience, value to the Company, and demonstrated performance. When setting individual base salary levels, we consider several factors, including (i) the market reference point for the executive’s position, (ii) the responsibilities of the executive’s position, (iii) the experience and performance of the executive, and (iv) retention issues. Market reference points target the median for most positions, adjusted to take into account differences in company size within the peer group. In addition, we establish midpoints for each executive group level for determining base salary for those executives whose jobs cannot be easily matched in the marketplace. These midpoints are consistent with the market reference points for other executives in the same executive group. We review these midpoints annually to ensure they are consistent with the market and make salary adjustments, when appropriate.

DTE ENERGY 2020 PROXY STATEMENT 37

Annual and Long-Term Incentives
We have two primary types of incentives that reward executives for performance. The incentives are designed to tie compensation to performance and encourage executives to align their interests with those of the shareholders and customers of the Company. Our annual incentives allow us to reward executives with annual cash bonuses for performance against pre-established objectives based on work performed in the prior year. Our long-term incentives allow us to grant executives long-term equity incentives to encourage continued employment with DTE Energy, to accomplish pre-defined long-term performance objectives and to create shareholder alignment.
We believe the current mix among base salary, annual incentives, and long-term incentives is appropriately set to provide market-competitive compensation when Company performance warrants. The mix is more heavily weighted toward incentive compensation at higher executive levels within DTE Energy. The interplay between the annual incentives and the long-term incentives provides a balance to motivate executives to achieve our business goals and objectives and to properly reward executives for the achievement of such goals and objectives.
The Board has implemented a “clawback” policy enabling the Company to recover some or all of the performance-based compensation awarded to current or former executives. Under the policy, if the Company is required to prepare an accounting restatement due to material noncompliance with federal securities laws, and the O&C Committee determines it appropriate, the Company may recover from any current or former executive any previously awarded performance-based compensation the executive received (including awards under the Annual Incentive Plan and the Long-Term Incentive Plan) in excess of performance-based compensation that would have been awarded under the restatement. This "clawback" would apply to performance-based compensation during the three-year period preceding the date on which the Company is required to prepare an accounting restatement, in accordance with applicable law and regulations.
Annual Incentives
The objective of the annual incentives is to compensate individuals yearly based on the achievement of specific annual goals and tie compensation to near-term performance. Annual incentive awards are paid to our executives under the DTE Energy Annual Incentive Plan (“Annual Incentive Plan”). The O&C Committee sets individual performance measures, metrics and targets for the Named Executive Officers for each year using the measure, metrics, targets and procedures described below, and the Named Executive Officer’s performance against those measures, metrics and targets is considered when the O&C Committee determines the officer’s annual incentive award under the Annual Incentive Plan for that year.
Under the terms of the Annual Incentive Plan, participating executives and other select employees may receive annual cash awards based on performance compared against pre-established Company and business unit objectives. Objectives that management proposes are reviewed and approved or revised by the O&C Committee, with financial goal recommendations reviewed by the Board’s Finance Committee, usually within the first 90 days of the performance period. The objectives include performance measures in several categories that are critical to our success. When setting these objectives, management and the O&C Committee determine the elements of our business that require the focused attention of the executives. The weights, which can change from year to year, are determined based on the Company’s key priorities and areas of focus for the upcoming year. The final awards, if any, are paid after the O&C Committee approves the final results of each objective.
The amount of an executive’s Annual Incentive Plan award is determined as follows:

•	The executive’s most recent year-end base salary is multiplied by an Annual Incentive Plan target percentage to arrive at the target award.

•	The overall performance payout percentage, which can range from 0% to 175%, is determined based on final results compared to threshold, target and maximum levels for each objective.

•	The target award is then multiplied by the performance payout percentage to arrive at the pre-adjusted calculated award.

•
The pre-adjusted calculated award is then adjusted by an individual performance modifier (assessment of an individual executive’s achievements for the year), which can range from 0% to 150%, to arrive at the final award.

38 DTE ENERGY 2020 PROXY STATEMENT

Each objective has a threshold, target and maximum level. The Company or relevant business unit must attain a minimum level of achievement for an objective before any compensation is payable with respect to that objective. The minimum established level of each objective will result in a payout of 25% of target and the maximum established for each level (or better) will result in a payment of 175% of target.
The operating earnings per share and cash flow measures were chosen as indicators of the Company’s financial strength. The customer satisfaction, employee engagement and safety performance and effectiveness measures were selected to make the Company more responsive to our customers’ needs and to make the Company a safer and better place to work. For Messrs. Anderson, Norcia, Oleksiak, Meador and Peterson, the Utility Operating Excellence measures were chosen as representative of (a) electric generation and distribution reliability and (b) gas system reliability, gas system availability and the pace of gas system improvements. For Mr. Lauer, the DTE Electric Operating Excellence measures were chosen as representative of electric generation and distribution reliability.
For 2019, the performance objectives and the related weightings, thresholds, targets, maximums and results for calculating the Named Executive Officers’ pre-adjusted annual incentive award amounts were as follows.
For Messrs. Anderson, Norcia, Oleksiak, Meador and Peterson:

Measures	Weight	Threshold	Target	Maximum	Result	Payout	Weighted Average Payout
DTE Energy Operating Earnings Per Share	20.0%	$5.97	$6.15	$6.33	$6.30	162.5%	32.50%
DTE Energy Adjusted Cash Flow ($ millions)	20.0%	$(765)	$(278)	$209	$(72)	131.7%	26.34%
Customer Satisfaction Index (percentile)	8.0%	65	75	85	72.4	80.1%	6.41%
Customer Satisfaction Improvement Program (#)	4.0%	69,277	65,645	61,665	65,794	96.9%	3.88%
Customer Satisfaction Improvement Program Index (#)	4.0%	102,464	107,587	112,710	90,452	0.0%	0.00%
MPSC Customer Complaints	4.0%	2,786	2,246	1,827	2,703	36.5%	1.46%
DTE Energy Employee Engagement– Gallup	10.0%	4.18	4.32	4.45	4.40	146.2%	14.62%
Safety Performance & Effectiveness Index:
OSHA Recordable Incident Rate	3.34%	0.72	0.58	0.48	0.81	0.0%	0.00%
OSHA DART	3.33%	0.45	0.33	0.24	0.52	0.0%	0.00%
NSC Barometer Survey Results (percentile)	3.33%	90	94	98	98	175.0%	5.83%
Utility Operating Excellence Index:
SAIDI excluding MEDs (minutes)	1.66%	181	165	149	202	0.0%	0.00%
Blue Sky CAIDI (minutes)	1.67%	129	117	105	113	125.0%	2.08%
Adherence to Capital Investment Plan	1.67%	95%	100%	105%	110%	175.0%	2.92%
Tree Trimming Mileage	1.67%	3,800	4,100	4,400	4,187	121.6%	2.03%
Fossil Power Plant Reliability	3.33%	8.3%	7.3%	6.3%	5.3%	175.0%	5.83%
Nuclear Generation Operating Excellence Index	5.0%	(see definition for description)			Below Threshold	0.0%	0.00%
Gas Distribution System Improvement (leaks)	1.25%	1,373	973	673	546	175.0%	2.19%
Gas Distribution Response Time (minutes)	0.75%	23.6	22.5	21.4	23.15	55.7%	0.42%
Lost and Unaccounted for Gas (%)	0.75%	0.53%	0.44%	0.40%	0.89%	0.0%	0.00%
Gas Compression Reliability	0.75%	89.5%	91.5%	92.5%	92.2%	149.5%	1.12%
Gas Damage Prevention Effectiveness	0.75%	5.1	4.8	4.5	4.0	175.0%	1.31%
Meter Assembly Check (MAC) Backlog	0.75%	86,061	81,963	77,865	82,272	94.3%	0.71%
Total	100.0%						109.65%
The measures in the above table are defined below:
DTE Energy Operating Earnings Per Share: DTE Energy reported earnings after operating adjustments divided by average shares outstanding. See page 2 for a discussion of operating earnings.

DTE ENERGY 2020 PROXY STATEMENT 39

DTE Energy Adjusted Cash Flow: DTE Energy net cash from operating activities adjusted by utility capital expenditures, asset sale proceeds and other items approved by the O&C Committee.

Customer Satisfaction Index: Measures the satisfaction of four customer segments: (1) electric residential, (2) gas residential, (3) electric business, and (4) gas business using industry standard methodology developed by JD Power Associates (“JDPA”) to determine performance percentile relative to large peers.
Customer Satisfaction Improvement Program (DPMO): The calculation for defects per million opportunities (“DPMO”) based on defects from DTE Cares Callbacks.
Customer Satisfaction Improvement Program Index: The calculation for plus ones per million opportunities based on field transactions, call center transactions, self-service transactions, home energy consultations and advocacy transactions.
MPSC Customer Complaints: Number of complaints received by the Michigan Agency on Energy ("MAE")/Michigan Public Service Commission (“MPSC”) in the calendar year for all business units across DTE Energy.
DTE Energy Employee Engagement–Gallup: The average of the DTE Energy Company Gallup Grand Mean scores from two surveys during the year.
Safety Performance and Effectiveness Index: Includes three measures that are a representation of safety performance:
1. DTE Energy OSHA Recordable Incident Rate: Number of Occupational Safety and Health Administration (“OSHA”) defined recordable injuries in the calendar year per 100 employees divided by the actual number of hours worked.
2. DTE Energy OSHA Days Away, Restricted and Transfers Rate: The number of OSHA defined recordable injuries that resulted in days away from work, work restrictions, and/or job duty/position transfer due to work-related injuries (DART) in the calendar year per 100 employees divided by the actual number of hours worked.
3. NSC Barometer Survey: National Safety Council (NSC) Barometer Survey stated as a benchmark percentile as compared to the NSC database.
Utility Operating Excellence Index: Corporate index that encompasses 12 operating excellence measures:
1. SAIDI (System Average Interruption Duration Index), excluding MEDs (Major Event Days): For all customers served, the average minutes of interruption, excluding days exceeding the "Major Event Day" threshold.
2. Blue Sky CAIDI (Customer Average Interruption Duration Index): The average minutes of interruption for all customers experiencing an outage for those days when there is no declared storm. A storm is declared when there are 15,000 outages over a 24 hour period.
3. Adherence to Capital Investment Plan: Measures the ability to complete the portfolio of planned capital work.

4. Tree Trimming Mileage: Total overhead sub-transmission and distribution circuit miles trimmed, including circuits trimmed in support of construction projects and annual maintenance plan.

5. Fossil Power Plant Reliability: The Monroe and Belle River Random Outage Factor (ROF) which is the weighted average of the six base load coal units’ year-end ROF. A unit’s ROF is the percentage of time that a unit is not capable of reaching 100% capacity, excluding planned outages.

6. Nuclear Generation Operating Excellence Index: An evaluation of operating excellence based on the following:

a.	Nuclear Power Plant Performance Improvement Matrix: Summation of points assigned to each of five improvement indicators based on performance.

b.	Nuclear Plant Performance: An evaluation of plant performance by an external agency.

40 DTE ENERGY 2020 PROXY STATEMENT

c.	Nuclear On-Line Unit Capability Factor: The ratio of available energy generation over a given time period to the reference energy generation over the same time period.

d.	Nuclear Power Plant Reliability Matrix: Summation of points assigned to each of five reliability indicators based on performance.
7. Gas Distribution System Improvement: The number of open leaks in the system as of December 31, 2019.
8. Gas Distribution Response Time: Elapsed time in minutes from when the customer reports the condition to when the field service employee arrives at the site.
9. Lost and Unaccounted for Gas: Lost and unaccounted for gas from the source and disposition report measured as a percentage of total throughput. It is a function of multiple contributors including transmission losses, theft, leaks, billing inaccuracies and metering equipment condition.
10. Gas Compression Reliability: The total number of available hours less the number of hours unavailable due to planned and unplanned shutdowns, divided by the total hours in one year.
11. Gas Damage Prevention Effectiveness: Number of second and third-party damages to main and service gas lines per 1,000 tickets. A ticket is defined as one unique ticket received from 811 (Miss Dig).
12. Meter Assembly Check (MAC) Backlog: The number of remaining overdue MACs on December 31, 2019.
The aggregate weighted payment percentage for the pre-adjusted calculated award was 109.65% for Messrs. Anderson, Norcia, Oleksiak, Meador and Peterson.
For Mr. Lauer:

Measures	Weight	Threshold	Target	Maximum	Result	Payout	Weighted Average Payout
DTE Electric Operating Earnings ($ millions)	15.0%	$670	$705	$740	$716	123.4%	18.51%
DTE Electric Adjusted Cash Flow ($ millions)	15.0%	$(913)	$(770)	$(627)	$(534)	175.0%	26.25%
DTE Energy Operating Earnings Per Share	10.0%	$5.97	$6.15	$6.33	$6.30	162.5%	16.25%
Customer Satisfaction Index (percentile)	7.0%	65	75	85	72.4	80.1%	5.61%
Customer Satisfaction Improvement Program	2.0%	69,277	65,645	61,665	65,794	96.9%	1.94%
Customer Satisfaction Improvement Index (#)	2.0%	102,464	107,587	112,710	90,452	0.0%	0.00%
MPSC Customer Complaints	4.0%	2,786	2,246	1,827	2,703	36.5%	1.46%
DTE Electric Employee Engagement– Gallup	7.5%	4.18	4.32	4.45	4.42	157.7%	11.83%
Safety Performance & Effectiveness Index:
DTE Electric OSHA Recordable Incident Rate	2.5%	0.77	0.62	0.50	0.97	0.0%	0.00%
DTE Electric OSHA DART	2.5%	0.45	0.33	0.24	0.68	0.0%	0.00%
NSC Barometer Survey Results (percentile)	2.5%	90	94	98	97	156.3%	3.91%
DTE Electric Operating Excellence Index:
SAIDI, excluding MEDs (minutes)	5.0%	181	165	149	202	0.0%	0.00%
Blue Sky CAIDI (minutes)	5.0%	129	117	105	113	125.0%	6.25%
Adherence to Capital Investment Plan	5.0%	95%	100%	105%	110%	175.0%	8.75%
Tree Trimming Mileage	5.0%	3,800	4,100	4,400	4,187	121.6%	6.08%
Fossil Power Plant Reliability	10.0%	8.3%	7.3%	6.3%	5.3%	175.0%	17.50%
Total	100.0%						124.34%
The measures in the above table are defined below:
DTE Electric Operating Earnings: DTE Electric operating earnings with allowed adjustments.

DTE ENERGY 2020 PROXY STATEMENT 41

DTE Electric Adjusted Cash Flow: DTE Electric net cash from operating activities adjusted by utility capital expenditures, asset sale proceeds and other items approved by the O&C Committee.
DTE Energy Operating Earnings Per Share: DTE Energy reported earnings after operating adjustments divided by average shares outstanding. DTE Energy management believes that operating earnings provide a more meaningful representation of the company's earnings from ongoing operations and uses operating earnings as the primary performance measurement internally and externally. Operating earnings can be reconciled to our reported earnings as set forth in the table on page 2.

Customer Satisfaction Index: Measures the satisfaction of four customer segments: (1) electric residential, (2) gas residential, (3) electric business, and (4) gas business using industry standard methodology developed by JD Power Associates (“JDPA”) to determine performance percentile relative to large peers.
Customer Satisfaction Improvement Program (DPMO): The calculation for defects per million opportunities (“DPMO”) based on defects from DTE Cares Callbacks.
Customer Satisfaction Improvement Program Index: The calculation for plus ones per million opportunities based on field transactions, call center transactions, self-service transactions, home energy consultations and advocacy transactions.
MPSC Customer Complaints: Number of complaints received by the Michigan Agency on Energy ("MAE")/Michigan Public Service Commission (“MPSC”) in the calendar year for all business units across DTE Energy.
DTE Electric Employee Engagement–Gallup: The average of the DTE Electric Gallup Grand Mean scores from two surveys during the year.
Safety Performance and Effectiveness Index: Includes three measures that are a representation of safety performance:
1. DTE Electric OSHA Recordable Incident Rate: Number of Occupational Safety and Health Administration (“OSHA”) defined recordable injuries in the calendar year per 100 employees divided by the actual number of hours worked.
2. DTE Electric OSHA Days Away, Restricted and Transfers Rate: The number of OSHA defined recordable injuries that resulted in days away from work, work restrictions, and/or job duty/position transfer due to work-related injuries (DART) in the calendar year per 100 employees divided by the actual number of hours worked.
3. NSC Barometer Survey: National Safety Council (NSC) Barometer Survey stated as a benchmark percentile as compared to the NSC database.
DTE Electric Operating Excellence Index: Index that encompasses five operating excellence measures:
1. All Weather SAIDI (System Average Interruption Duration Index): For all customers served, the average minutes of interruption, excluding days exceeding the "Major Event Day" threshold.
2. Blue Sky CAIDI (Customer Average Interruption Duration Index): The average minutes of interruption for all customers experiencing an outage for those days when there is no declared storm. A storm is declared when there are 15,000 outages over a 24 hour period.
3. Adherence to Capital Investment Plan: Measures the ability to complete the portfolio of planned capital work.
4. Tree Trimming Mileage: Total overhead sub-transmission and distribution circuit miles trimmed, including circuits trimmed in support of construction projects and annual maintenance plan.
5. Fossil Power Plant Reliability: The Monroe and Belle River Random Outage Factor (ROF) which is the weighted average of the six base load coal units’ year-end ROF. A unit’s ROF is the percentage of time that a unit is not capable of reaching 100% capacity, excluding planned outages.

42 DTE ENERGY 2020 PROXY STATEMENT

The aggregate weighted payment percentage for the pre-adjusted calculated award was 124.34% for Mr. Lauer.

The pre-adjusted awards are adjusted by an individual performance modifier for each of the Named Executive Officers. Individual performance criteria are set at the beginning of each calendar year for each of the Named Executive Officers. For 2019, qualitative criteria include, as applicable, leadership performance, overall operational performance, employee engagement and customer performance, diversity and inclusion, continuous operational improvements and other appropriate operating measures. The O&C Committee evaluates the individual performance of each of the Named Executive Officers and approves an adjustment to the annual award based on the individual contribution and performance. The individual performance modifier adjusts a Named Executive Officer’s annual cash bonus such that the Named Executive Officer’s actual cash bonus ranges between zero and 150% of the pre-adjusted calculated award. For 2019, the individual performance modifiers for the Named Executive Officers ranged from 90% to 125%.
Long-Term Incentives
Long-term incentives provide the O&C Committee the ability to align programs that focus on our long-term performance over a three-year period, with the objective of aligning executives’ interests with those of our shareholders. Our principles for ownership of stock, discussed on page 47, ensure that the executives and other employees have a vested interest in the long-term financial health, management and success of the Company.
The long-term incentives are awarded under the Long-Term Incentive Plan and reward executives and other employees with stock-based compensation.
Named Executive Officers are eligible to receive restricted stock, performance shares, performance units, stock options or a combination of these awards. Since the creation of the Long-Term Incentive Plan, we have granted only performance shares, time-based restricted stock and nonqualified stock options. However, the O&C Committee has not granted stock options under the Long-Term Incentive Plan since 2010. Executives receive long-term incentive grants based upon a target percentage of base salary. The targeted award levels for the Named Executive Officers for 2019 were as follows: Mr. Anderson, 500% of base salary; Mr. Norcia, 350% of base salary; Mr. Oleksiak, 250% of base salary; Mr. Lauer, 210% of base salary; Mr. Meador, 240% of base salary; and Mr. Peterson, 185% of base salary. In addition to the targeted award levels, the O&C Committee also considers previous years’ grants, career potential and retention issues in determining the final number of awards granted.
The value of each element of these long-term incentive grants for 2019 was as follows:

Performance Shares	Approximately 70%
Restricted Stock	Approximately 30%
This mix was designed to provide a balance of incentives to executives for creating long-term shareholder value through strong financial and operating performance and to align executive interests with shareholder interests.

•
Performance Shares Granted in 2019:     In 2019, performance shares represented approximately 70% of the overall long-term incentive grant value. Granting of performance shares allows us to tie long-term performance objectives with creating shareholder value. Performance shares entitle the executive to receive a specified number of shares, or a cash payment equal to the fair market value of the shares, or a combination of the two, in the plan administrator’s discretion, depending on the level of achievement of performance measures. The performance measurement period for the 2019 grants is January 1, 2019 through December 31, 2021. Payments earned under the 2019 grants and the related performance measures are described in footnote 2 to the “Grants of Plan-Based Awards” table on page 51. In the event a participant retires (age 65 or age 55 or older with at least 10 years of service), dies or becomes disabled, the participant or beneficiary retains the right to a pro-rated number of the performance shares that would otherwise have been payable based upon actual results for the entire performance period. In the event employment terminates for any other reason, the participant forfeits all rights to any outstanding performance shares. In June 2009, the O&C Committee decided that, beginning with the 2010 performance share grants, dividends or dividend equivalents would not be paid on unvested or unearned performance shares. During the period beginning on the date the performance shares are awarded and ending on the certification date of the performance objectives, the number of performance shares awarded will be increased, assuming full dividend reinvestment at the fair market value on the dividend payment date. The cumulative number

DTE ENERGY 2020 PROXY STATEMENT 43

of performance shares will be adjusted to determine the final payment based on the performance objectives as certified by the Committee.

•
Performance Shares Paid in 2019:     The performance shares granted in 2016 were paid in early 2019. The payout amounts were based upon performance measures, each of which was weighted to reflect its importance to the total calculation. The Company had to attain a minimum level for each measure before any compensation was payable with respect to that measure. The minimum established level of each measure would have resulted in a payout of 50% of target, and an established maximum (or better) for each level would have resulted in a payout of 200% of target. The payout amount was based upon the following performance measures (and related weighting):

Long-Term Incentive Plan (2019 Payout of Awards Granted in 2016)
For Messrs. Anderson, Norcia, Oleksiak, Meador and Peterson:

Measures	Weight	Threshold	Target	Maximum	Result	Payout %	Weighted Average Payout %
Total Shareholder Return: DTE vs. Peer Group	80%	25th percentile	50th percentile	75th percentile	75.0%	200.0%	160.0%
Balance Sheet Health— FFO to Debt Ratio	20%	17.3%	19.3%	21.3%	20.0%	135.0%	27.0%
Total	100%						187.0%

For Mr. Lauer:

Measures	Weight	Threshold	Target	Maximum	Result	Payout %	Weighted Average Payout %
Total Shareholder Return: DTE vs. Peer Group	60%	25th percentile	50th percentile	75th percentile	75.0%	200.0%	120.0%
Balance Sheet Health—FFO to Debt Ratio	20%	17.3%	19.3%	21.3%	20.0%	135.0%	27.0%
DTE Electric Average Return on Equity 2016-2018	20%	9.7%	10.2%	10.7%	10.4%	140.0%	28.0%
Total	100%						175.0%
The measures in the above tables are defined below:
Total Shareholder Return: Total DTE Energy shareholder return compared to 24 peer group companies (as defined below) based on the average share prices from December 2015 to December 2018.
Balance Sheet Health—FFO (Funds from Operations) to Debt: Measures cash flow coverage as a ratio of FFO to debt where:

•
FFO is defined as the sum of: (1) operating net income, (2) deferred taxes, (3) depreciation and amortization, (4) income statement impact of capitalizing operating leases, and (5) 50% of the interest (after-tax) on DTE Energy's Junior Subordinated Debt; and

•
Debt is defined as all long-term and short-term debt of DTE Energy Company, adjusted as follows: (1) exclude portion of DTE Gas’s short-term debt attributable to seasonal working capital needs; (2) exclude 50% of DTE Energy’s Junior Subordinated Debt; and (3) include balance sheet impact of capitalizing operating leases.

DTE Electric Average Return on Equity 2016-2018: DTE Electric’s three-year average segment return on equity, expressed as a percentage, calculated based on operating income.

The peer group for the performance shares granted under the Long-Term Incentive Plan, as approved by the O&C Committee, consists of the companies set forth below. These companies were selected because of a combination of the following: (1) their operations being largely regulated; (2) their size (based on market capitalization); and (3) their business

44 DTE ENERGY 2020 PROXY STATEMENT

strategies being similar to those of DTE Energy. In creating this peer group, the Company started with national public utilities with market capitalization above $1.5 billion. The Company then focused on companies with value concentrated in regulated electric and gas with at least 50% in regulated electric, and eliminated companies with large merchant and/or other non-regulated exposure. In addition, companies that were in the process of being acquired were also eliminated. The O&C Committee reviews and approves this peer group annually.

Alliant Energy Corporation	NorthWestern Energy
ALLETE, Inc.	OG&E Energy Corp.
Ameren Corporation	PG&E Corporation
Avista Corporation	Pinnacle West Capital Corporation
CenterPoint Energy, Inc.	PNM Resources, Inc.
CMS Energy Corporation	Portland General Electric Company
Consolidated Edison, Inc.	SCANA Corporation
Duke Energy Corporation	Southern Company
Eversource Energy	Vectren Corporation
Great Plains Energy, Inc.	Westar Energy, Inc.
IDACORP Inc.	Wisconsin Energy Corporation
NiSource. Inc.	Xcel Energy, Inc.
Total shareholder return compared to the Peer Group is the primary measure because it reflects how well our Company has performed on total return to its shareholders relative to the total shareholder returns of similar companies.
As displayed above, the 2019 payout levels approved by the O&C Committee were 187% for Messrs. Anderson, Norcia, Oleksiak, Meador and Peterson and 175% for Mr. Lauer. Payouts for the NEOs under the Long-Term Incentive Plan for 2017 and 2018 ranged from 114.4% to 163.2%. For more details of the 2019 payouts see footnote 2 to the “Option Exercises and Stock Vested in 2019” table on page 52.

•
Restricted Stock:    The restricted stock grants are time-based and generally include a three-year vesting period. The granting of restricted stock allows us to grant executives long-term equity incentives to encourage continued employment. In 2019, restricted stock was granted, representing approximately 30% of the overall Long-Term Incentive Plan grant value, with the restriction period ending on January 30, 2022. The three-year vesting period focuses on long-term value creation and executive retention. The three-year vesting period requires continued employment throughout the restriction period. In the event a participant retires (age 65 or age 55 or older with at least 10 years of service), dies or becomes disabled, the participant or beneficiary retains the right to a pro-rated number of restricted shares. In the event employment terminates for any other reason, the participant forfeits all rights to any outstanding restricted shares.

•
Stock Options:    The O&C Committee has not granted stock options under the Long-Term Incentive Plan since 2010. In 2010, nonqualified stock options represented approximately 20% of the overall Long-Term Incentive Plan grant value. The granting of stock options allowed us to grant executives long-term equity incentives that align long-term performance with creating shareholder value. These stock options have a ten-year exercise period and vest one-third on each anniversary of the grant date over a three-year period. The stock option exercise price is based on the closing price on the date the options are granted. In the event a participant retires (age 65 or age 55 or older with at least 10 years of service) or becomes disabled, the participant retains the rights to all outstanding vested and unvested stock options in accordance with the original terms of the grant. In the event a participant dies, the beneficiary has three years from the date of death to exercise the stock options. In the event employment terminates for any other reason, the participant forfeits all rights to any unvested stock options and has 90 days to exercise any vested stock options. In February 2014, the Board adopted an amendment to the Long-Term Incentive Plan that prohibits the cash buyout of underwater stock options. This policy applied to all previously issued stock options and to options issued in the future, if any.

DTE ENERGY 2020 PROXY STATEMENT 45

Pension and Deferred Compensation

Pension Benefits
Substantially all non-represented employees hired prior to 2012, including our Named Executive Officers, are eligible to participate in our tax-qualified pension plan, the DTE Energy Company Retirement Plan. Named Executive Officers are also eligible to participate in our nonqualified pension plans, the DTE Energy Company Supplemental Retirement Plan and the DTE Energy Company Executive Supplemental Retirement Plan.

Deferred Compensation
Substantially all employees, including our Named Executive Officers, are eligible to participate in one of our tax-qualified 401(k) plans. The Named Executives Officers participate in the DTE Energy Company Savings and Stock Ownership Plan. Our Named Executive Officers are also eligible to participate in our nonqualified 401(k) plan, the DTE Energy Company Supplemental Savings Plan.
Providing supplemental pension and deferred compensation benefits for our executives is in keeping with our philosophy and objectives to attract and retain talented executives. The Pension Benefits Table and related footnotes beginning on page 53 describe both the tax-qualified and nonqualified pension benefits for which certain executives are eligible and which are commonly offered by other employers in our peer group.
For further description of the nonqualified supplemental pension and deferred compensation benefits, see “Pension Benefits” beginning on page 53.
Executive Benefits
We provide executives with certain benefits generally not available to our other employees as a matter of competitive practice and as a retention tool. The O&C Committee periodically reviews the level of benefits provided to executives against a peer group to ensure they are reasonable and consistent with our overall compensation objectives.
We provide a cash allowance to certain executives in lieu of executive benefits typically provided by other companies. The executive is permitted to use the allowance as he or she deems appropriate. Although the allowance is taxable for income tax purposes, it is not considered as compensation for any Company incentive or benefit program.
During 2019, we provided various benefits for a limited number of officers that included the following:

•
Security driver for business: Based on our executive security policies and a security risk assessment by the Company’s chief security officer, the Board requires Mr. Norcia to use a Company car and security driver while on Company business. The Company has also provided Mr. Anderson with a Company car and security driver to use while on Company business.

•
Corporate aircraft for limited business travel: We lease a fractional share of an aircraft for limited business travel by executives and other employees when there is an appropriate business purpose. Personal use of the aircraft is not allowed except in unusual circumstances and requires the prior approval of the CEO or Audit Committee. During 2019 there was limited personal use of the aircraft by one Named Executive Officer, when his spouse accompanied him while he traveled on Company business. The value of his spouse's travel was included in the Named Executive Officer's 2019 taxable income in accordance with Internal Revenue Code requirements and the value of the benefit is reflected in the Named Executive Officer's compensation in the Summary Compensation Table on page 49.

•
Supplemental retirement benefits: Certain executives are eligible for both tax-qualified and non-qualified retirement benefits which are commonly offered by other employers in our peer group. For further description of the supplemental retirement benefits, see "Pension Benefits" beginning on page 53.

•
Other benefits: Executives are allowed the limited use of corporate event tickets and the corporate condominium when available. The Company also provides home security monitoring for some executives, including some of the Named Executive Officers.

46 DTE ENERGY 2020 PROXY STATEMENT

Post-Termination Agreements
We have entered into indemnification agreements and change-in-control agreements with each of the Named Executive Officers and certain other executives. The indemnification agreements require that we indemnify these individuals for certain liabilities to which they may become subject as a result of their affiliation with the Company. The change-in-control agreements are intended to provide continuity of management in the event there is a change in control of the Company and to align executive and shareholder interests in support of corporate transactions. The important terms of, and the potential payments provided under, the change-in-control agreements are described beginning on page 57. Additionally, the Company has entered into an employment agreement with Mr. Norcia, whereby he is eligible for benefits including severance pay, bonus payment, restricted and performance share payout, and health and welfare benefits if he resigns for good reason (including demotion, involuntary relocation, or reduction in salary) or is terminated without cause (with "cause" defined as conviction of a crime, commission of fraud, material violation of Company policy, or conduct that results in material harm to the Company).
Stock Ownership Policy
Our principles for ownership of stock ensure that the executives and other employees have a vested interest in the financial health, management and success of the Company. We expect most executives and certain other employees to own, within five years of their appointment to such position, shares of our stock having a value equal to a multiple of their annual base salary. Common stock, time-based restricted stock, phantom stock and unvested performance shares (assuming achievement of target levels of performance) are counted toward the fulfillment of this ownership requirement. The following are the requirements for the Named Executive Officers: (i) for Messrs. Anderson and Norcia, five times their respective base salary; (ii) for Mr. Meador, four times his respective base salary; and (iii) for Messrs. Lauer, Oleksiak and Peterson, three times their respective base salary. Other executives and employees may be required to hold from one to three times their base salaries as determined by their executive group level within the Company. As of December 31, 2019, 100% of the Named Executive Officers and all of the other required employees who have served in their position for at least five years have met the stock ownership guidelines.

Internal Revenue Code Limits on Deductibility of Compensation
Section 162(m) of the Internal Revenue Code of 1986 places an annual limit of $1 million on the amount of compensation we can deduct as a business expense on our federal income tax return with respect to each “covered employee.” Statutory changes to Section 162(m) effective for compensation paid after December 31, 2017 significantly reduced the Company's ability to deduct compensation in excess of $1 million paid to each "covered employee."

"Covered Employees" Definition
Beginning in 2018, "covered employees" for purposes of Section 162(m) are our CEO, our CFO and the three highest paid executive officers named in the "Summary Compensation Table" on page 49other than the CEO and CFO. In addition, once an individual becomes a covered employee for any taxable year beginning after December 31, 2016, that individual will remain a covered employee for all future years, including after termination of employment or even death. This change expands the group of "covered employees" whose compensation will be subject to the Section 162(m) deduction limit. As a result, post-termination and post-death payments, severance, deferred compensation and payments from nonqualified plans paid to an executive who was a "covered employee" at any time after 2016 will be subject to the Section 162(m) deduction limit; a limited exception remains for compensation paid under binding written agreements in effect on November 2, 2017 that meet certain requirements.

For the 2019 tax year, the Company paid the Named Executive Officers and other current or former executives treated as "covered employees" under Section 162(m) a total of $39.8 million which was not deductible.
The O&C Committee continues to believe that tying the Named Executive Officers' compensation to the Company's performance is in the best interest of the Company and its shareholders. As a result, the O&C Committee does not expect these changes to Section 162(m) to significantly affect the design of the Company's compensation program, and expects to authorize compensation exceeding $1 million to the Named Executive Officers even though it will not be deductible under Section 162(m).

DTE ENERGY 2020 PROXY STATEMENT 47

In addition, the Company will no longer request shareholder approval that was required solely to satisfy
Section 162(m) requirements, but will continue to seek shareholder approval of compensation plans as required by other applicable law or regulation.

Nonqualified Deferred Compensation Programs
We have structured all of our nonqualified deferred compensation programs to comply with Internal Revenue Code Section 409A, as added by the American Jobs Creation Act of 2004. Internal Revenue Code Section 409A imposes additional tax penalties on our executive officers for certain types of nonqualified deferred compensation that are not in compliance with the form and timing of elections and distribution requirements of that section.

Accounting Considerations
Accounting considerations also play a role in our executive compensation program. Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”) requires us to expense the fair value of our stock option grants over the vesting period, which reduces the amount of our reported profits. Because of this stock-based expensing and the impact of dilution to our shareholders, we closely monitor the number and the fair values of the option shares.

Report of the Organization and Compensation Committee
The O&C Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on that review and discussion, we recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s 2020 proxy statement.
Organization and Compensation Committee
David A. Brandon, Chair
Ruth G. Shaw
Gail J. McGovern
Robert C. Skaggs, Jr.

48 DTE ENERGY 2020 PROXY STATEMENT

Summary Compensation Table
The table below summarizes the total compensation earned by each of the Named Executive Officers for the fiscal years ended December 31, 2017, December 31, 2018 and December 31, 2019.

Name and Principal Position	Year	Salary ($)(3)	Stock Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)(7)	All Other Compensation ($)(8)	Total ($)
Gerard M. Anderson,	2019	1,080,048	7,319,993	1,602,000	2,007,501	135,637	12,145,179
Executive Chairman (1)	2018	1,344,231	6,992,734	2,500,000	—	149,844	10,986,809
	2017	1,319,231	8,813,700	2,800,000	2,768,249	134,727	15,835,907
Gerardo Norcia,	2019	1,009,856	4,716,621	1,559,700	808,132	134,030	8,228,339
President and Chief Executive Officer (2)	2018	826,923	2,979,048	1,264,700	284,485	121,721	5,476,877
	2017	730,385	2,252,390	1,275,800	522,829	90,510	4,871,914
Peter B. Oleksiak,	2019	635,385	1,683,234	473,700	1,314,947	76,494	4,183,760
Senior Vice President and Chief Financial Officer	2018	615,385	1,522,908	663,000	694,398	77,764	3,573,455
	2017	592,385	1,498,329	643,000	832,450	79,209	3,645,373
Trevor F. Lauer,	2019	558,846	1,256,661	637,000	572,302	81,362	3,106,171
President and Chief Operating Officer - DTE Electric	2018	534,615	1,151,476	600,000	38,410	77,564	2,402,065
David E. Meador,	2019	735,385	1,867,698	746,500	908,601	89,256	4,347,440
Vice Chairman and Chief Administrative Officer	2018	727,692	1,743,060	857,000	—	88,736	3,416,488
	2017	717,692	1,596,259	927,600	1,180,550	88,154	4,510,255
Bruce D. Peterson,	2019	568,077	1,118,313	439,000	262,980	78,241	2,466,611
Senior Vice President and General Counsel (retired effective January 3, 2020)

(1)	Mr. Anderson served as Chairman and Chief Executive Officer until June 30, 2019.

(2)	Mr. Norcia served as President and Chief Operating Officer until June 30, 2019.

(3)
The base salary amounts reported include amounts which were voluntarily deferred by the Named Executive Officers into the DTE Energy Company Supplemental Savings Plan (a nonqualified 401(k) plan, the “Supplemental Savings Plan”). The amounts deferred by each of the Named Executive Officers were as follows:

Name	2019 Deferred Amount ($)	2018 Deferred Amount ($)	2017 Deferred Amount ($)
Gerard M. Anderson	89,005	115,923	113,923
Gerardo Norcia	81,985	64,192	55,039
Peter B. Oleksiak	50,892	49,192	47,162
Trevor F. Lauer	36,885	34,961
David E. Meador	54,400	53,046	52,308
Bruce D. Peterson	37,808

DTE ENERGY 2020 PROXY STATEMENT 49

(4) These amounts represent the grant date fair value of the restricted stock and performance shares granted in 2017, 2018 and 2019 in accordance with ASC Topic 718. The number of awards granted and other information related to the 2019 grants are detailed in the “Grants of Plan-Based Awards” table on page 51.
(5) The 2019 annual incentive amounts, shown in the Non-Equity Incentive Plan Compensation column, paid to the Named Executive Officers were calculated as described beginning on page 38 and include an individual performance modifier.
(6) The amounts in this column represent the aggregate change in the actuarial present values of each Named Executive Officer’s accumulated benefits under the DTE Energy Company Retirement Plan ("Qualifed Plan"), the DTE Energy Company Supplemental Retirement Plan ("SRP"), and the DTE Energy Company Executive Supplemental Retirement Plan ("ESRP"). The measurement period for each of 2017, 2018 and 2019 was the calendar year. Amounts in this column change from year to year based on a number of different variables. The primary variable is the discount rate used for valuation purposes. The discount rates used for 2017 valuations were 3.70% for the Qualified Plan, 3.60% for the SRP, and 3.60% for the ESRP. The discount rates used for 2018 valuations were 4.40% for the Qualified Plan, 4.12% for the SRP, and 4.18% for the ESRP. The discount rates used for 2019 valuations were 3.28% for the Qualified Plan, 2.91% for the SRP, and 3.11% for the ESRP.
(7) SEC rules indicate that if the change in pension value is negative, the result should be displayed as $0 in the Summary Compensation Table.  For Messrs. Anderson and Meador the 2018 actual change in pension value was $(693,477) and $(546,783), respectively. These plans are described in more detail beginning on page 53.
(8) The following table provides a breakdown of the 2019 amounts reported in this column:

Name	Company Matching Contributions to the Savings Plan ($)*	Company Matching Contributions to the Supplemental Savings Plan ($) *, **	Additional Benefits ($)***	Total ($)
Gerard M. Anderson	12,462	52,341	70,834	135,637
Gerardo Norcia	9,808	50,783	73,439	134,030
Peter B. Oleksiak	10,062	28,061	38,371	76,494
Trevor F. Lauer	10,144	23,386	47,832	81,362
David E. Meador	3,323	40,800	45,133	89,256
Bruce D. Peterson	10,325	23,760	44,156	78,241

*
The matching contributions reflected in these two columns are predicated on the Named Executive Officers making contributions from eligible compensation to the DTE Energy Savings and Stock Ownership Plan (a tax-qualified 401(k) plan, the “Savings Plan”) and the Supplemental Savings Plan. The total combined Company matching contributions between the plans cannot exceed 6% of eligible compensation for each of the Named Executive Officers.

**
The Supplemental Savings Plan provides for deferring compensation in excess of various Internal Revenue Code limits imposed on tax qualified plans, including the maximum employee pre-tax contribution limit ($18,000 plus $6,000 per year catch-up contributions for 2017, $18,500 plus $6,000 per year catch-up contributions for 2018, and $19,000 plus $6,000 per year catch-up contributions for 2019) and the compensation limit ($270,000 for 2017, $275,000 for 2018 and $280,000 for 2019). Supplemental Savings Plan account balances are paid only in cash to the Named Executive Officer upon termination of employment.

***
The value attributable to executive benefits for the Named Executive Officers. Beginning in 2007, the executives receive an annual cash executive benefit allowance in lieu of certain non-cash executive benefits. The cash executive benefit allowance paid to each Named Executive Officer during 2019 was $35,000; however, the cash executive benefit allowance for Messrs. Norcia and Anderson was eliminated effective August 1, 2019 resulting in payments totaling $20,417 for 2019. Other executive benefits made available to certain of the Named Executive Officers during 2019 included such things as security services and limited personal use of corporate event tickets, the corporate condominium, and the corporate leased jet. See “Executive Benefits” on page 46 for a full discussion of executive benefits.

50 DTE ENERGY 2020 PROXY STATEMENT

Grants of Plan-Based Awards

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards (3)
Name	Grant Date	Threshold ($)	Target Award ($)	Maximum ($)	Threshold (#)	Target Award (#)	Maximum (#)	All other Stock awards (#) (4)	Exercise or base price ($/Sh)	Grant date fair value ($) (5)
Gerard M. Anderson (1)		—	1,246,125	3,271,078
	1/30/2019				—	44,444	88,888		$115.29	5,123,949
	1/30/2019							19,048	$115.29	2,196,044
Gerardo Norcia		—	1,138,000	2,987,250
	1/30/2019				—	19,500	39,000		$115.29	2,248,155
	1/30/2019							8,400	$115.29	968,436
	6/23/2019				—	8,009	16,018		$131.11	1,050,060
	6/23/2019							3,432	$131.11	449,970
Peter B. Oleksiak		—	480,000	1,260,000
	1/30/2019				—	10,200	20,400		$115.29	1,175,958
	1/30/2019							4,400	$115.29	507,276
Trevor F. Lauer		—	450,400	1,182,300
	1/30/2019				—	7,600	15,200		$115.29	876,204
	1/30/2019							3,300	$115.29	380,457
David E. Meador		—	592,000	1,554,000
	1/30/2019				—	11,300	22,600		$115.29	1,302,777
	1/30/2019							4,900	$115.29	564,921
Bruce D. Peterson		—	400,400	1,051,050
	1/30/2019				—	6,800	13,600		$115.29	783,972
	1/30/2019							2,900	$115.29	334,341

(1)
For Gerard Anderson, restricted and performance shares awarded in 2019 will not be subject to proration upon retirement. The outstanding shares will continue to vest in accordance with the original vesting schedules and performance shares will be subject to the approved performance factor for the applicable performance period.

(2)
These dollar amounts represent the threshold, target and maximum calculated awards for the 2019 plan year under the Annual Incentive Plan. The various measures and details relating to the 2019 final awards are presented beginning on page 39.

(3)
The target column represents the number of performance shares granted to the Named Executive Officers under the Long-Term Incentive Plan on January 30, 2019. The performance measurement period for the 2019 grants is January 1, 2019 through December 31, 2021. Payments earned from the 2019 grants will be based on two performance measures weighted as follows: (i) total shareholder return vs. shareholder return of a custom peer group (80%) and (ii) balance sheet health - FFO to debt (20%) for Messrs. Anderson, Norcia, Oleksiak, Meador and Peterson. For Mr. Lauer, payments earned from the 2019 grants will be based on three performance measures weighted as follows: (i) total shareholder return vs. shareholder return of a custom peer group (60%), (ii) balance sheet health - FFO to debt (20%), and (iii) DTE Electric average return on equity (20%). The final payouts, if any, will occur after the O&C Committee certifies the final results in early 2022. Beginning with 2010 performance share grants, dividends or dividend equivalents are not paid on unvested performance shares.

(4)
This column reports the number of shares of restricted stock granted under the Long-Term Incentive Plan to each of the Named Executive Officers on January 30, 2019. These shares of restricted stock will vest on January 30, 2022, assuming the Named Executive Officer is still actively employed by the Company on that date. Dividends on these shares of restricted stock are paid to the Named Executive Officer during the vesting period and are paid at the same rate as dividends paid to shareholders.

(5)	This column reports the grant date fair value of each equity award granted in 2019 computed in accordance with FASB ASC Topic 718.

DTE ENERGY 2020 PROXY STATEMENT 51

Outstanding Equity Awards at Fiscal Year-End

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (1)	Market Value of Shares or Units of Stock That Have Not Vested (2)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (3)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (4)
Gerard M. Anderson	68,906	8,948,822	159,871	20,762,447
Gerardo Norcia	27,232	3,536,620	66,390	8,622,069
Peter B. Oleksiak	13,400	1,740,258	32,988	4,284,152
Trevor F. Lauer	9,600	1,246,752	23,440	3,044,153
David E. Meador	14,800	1,922,076	36,145	4,694,151
Bruce D. Peterson	9,000	1,168,830	21,994	2,856,361

(1) The numbers in this column reflect the total number of unvested shares of restricted stock granted on February 1, 2017, January 31, 2018, and January 30, 2019. Included in the total for Mr. Norcia are unvested shares of restricted stock granted on June 23, 2019 in connection with his promotion to President and Chief Executive Officer. Each of these grants will vest on the third anniversary of the date of the grant.

(2) The dollar value of the unvested shares of restricted stock reported in the preceding column valued at the closing price of DTE Energy common stock on December 31, 2019 ($129.87 per share).

(3) The numbers in this column reflect the total number of unvested performance shares (rounded to the nearest whole share), at target level of performance, granted on February 1, 2017, January 31, 2018 and January 30, 2019. Included in the total for Mr. Norcia are unvested performance shares granted on June 23, 2019 in connection with his promotion to President and Chief Executive Officer. The payout, if any, will occur after the end of the three-year performance period.

(4) The dollar value of the unvested performance shares reported in the preceding column valued at the closing price of DTE Energy common stock on December 31, 2019 ($129.87 per share).
Option Exercises and Stock Vested in 2019

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting		Value Realized on Vesting ($)
Gerard M. Anderson	32,500	2,605,017	25,000	(1)	2,934,000
			117,478	(2)	13,544,039
Gerardo Norcia			6,100	(1)	715,896
			33,389	(2)	3,849,418
Peter B. Oleksiak			4,700	(1)	551,592
			22,465	(2)	2,589,990
Trevor F. Lauer			2,900	(1)	340,344
			12,923	(2)	1,489,893
David E. Meador			6,200	(1)	727,632
			29,885	(2)	3,445,442
Bruce D. Peterson			3,500	(1)	410,760
			16,694	(2)	1,924,651

(1)	This row is the number and related fair market value of the time-based restricted stock that was originally granted on February 3, 2016 and vested on February 3, 2019.

(2)
This row is the number of the performance shares that were originally granted on February 3, 2016, increased by dividend equivalents (assuming full dividend reinvestment at the fair market value on the dividend payment date) and related fair market value as of January 30, 2019, based upon performance measures described beginning on page 43 in “Long-Term Incentives.”

52 DTE ENERGY 2020 PROXY STATEMENT

Pension Benefits
For purposes of the following discussion concerning the tax-qualified and nonqualified pension benefits for which our Named Executive Officers are eligible, we will be using the following terms:

•	“Cash Balance Plan” means the New Horizon Cash Balance component of the Retirement Plan (tax-qualified plan).

•	“DC ESRP” means the Defined Contribution component of the ESRP (nonqualified plan for tax purposes).

•	“ESRP” means the DTE Energy Company Executive Supplemental Retirement Plan (nonqualified plan for tax purposes).

•	“MSBP” means the Management Supplemental Benefit Plan (nonqualified plan for tax purposes), a component of the ESRP.

•	“Retirement Plan” means the DTE Energy Company Retirement Plan (tax-qualified plan).

•	“SRP” means the DTE Energy Company Supplemental Retirement Plan (nonqualified plan for tax purposes).

•	“Traditional Retirement Plan” means the DTE Traditional component of the Retirement Plan (tax-qualified plan).
The “Pension Benefits” table below describes the tax-qualified and nonqualified pension benefits for the Named Executive Officers as of December 31, 2019.

Name	Plan Name	Number of Years Credited Service		Present Value of Accumulated Benefit ($)
Gerard M. Anderson	Traditional Retirement Plan	26.1		1,696,143
	SRP	26.1		5,734,336
	ESRP (1)	26.1		9,276,873
Gerardo Norcia	Cash Balance Retirement Plan	17.2		277,864
	SRP	17.2		904,474
	ESRP	17.2		2,521,146
Peter B. Oleksiak	Cash Balance Retirement Plan	21.7		439,900
	SRP	21.7		527,825
	ESRP (1)	21.7		4,164,314
Trevor F. Lauer	Cash Balance Retirement Plan	14.5		317,809
	SRP	14.5		446,732
	ESRP	14.5		1,686,597
David E. Meador	Traditional Retirement Plan	22.8		1,445,707
	SRP	22.8		2,086,089
	ESRP (1)	32.8	(2)	5,805,513
Bruce D. Peterson	Cash Balance Retirement Plan	17.5		397,817
	SRP	17.5		882,900
	ESRP	17.5		1,560,804

(1)	As described below, Messrs. Anderson, Oleksiak and Meador each have a choice between the MSBP and DC ESRP benefits. The ESRP number that is reported is the higher of the MSBP or DC ESRP.

(2)
For purposes of calculating the benefit under the MSBP only, Mr. Meador has 10 years of additional awarded service. Mr. Meador’s eligibility for the additional awarded service, granted at the time of hire, is subject to his meeting the eligibility requirements of the MSBP, which he has met. This additional time was granted to Mr. Meador as compensation for his unearned pension benefits from his previous employer. If additional service is awarded, the MSBP benefit is reduced by any benefit from the noncontributory portion of a prior employer’s retirement plan.

Tax-Qualified Retirement Plan

The Retirement Plan is closed to non-represented employees hired after December 31, 2011. The Retirement Plan includes a number of different benefit accrual formulas including the Traditional Retirement Plan and the Cash Balance Plan.

DTE ENERGY 2020 PROXY STATEMENT 53

Messrs. Anderson and Meador participate in the Traditional Retirement Plan. Messrs. Lauer, Oleksiak, Norcia and Peterson participate in the Cash Balance Plan. All Named Executive Officers are currently 100% vested in the Retirement Plan.

•
Traditional Retirement Plan:     The benefits provided under the Traditional Retirement Plan are based on an employee’s years of benefit service, average final compensation and age at termination of employment. Compensation used to calculate the benefits under the Traditional Retirement Plan consists of (i) base salary and (ii) lump sums in lieu of base salary increases for the highest five consecutive calendar years within the last 10 years prior to termination of employment. The monthly benefit at age 65 equals 1.5% for each year of credited service times the average final compensation. Early pension benefits are immediately available to any employee who is 100% vested. The benefit can be paid in one of various annuity options or in an immediate 100% lump sum payment. Messrs. Anderson and Meador are currently eligible for immediate pension benefits.

•
Cash Balance Plan:    The benefits provided under the Cash Balance Plan are expressed as a lump sum. The cash balance benefit increases each year with contribution credits and interest credits. Contribution credits equal 7% of eligible earnings (base salary and annual corporate incentive payments under the Annual Incentive Plan) for an employee with 30 years or less of credited service and 7.5% of eligible earnings for an employee with more than 30 years of credited service. Interest credits are based on the average 30-year Treasury rates for the month of September prior to the plan year. Interest on each year’s January 1 benefit is added the following December 31. The interest credit does not apply to the contribution for the current year. Upon termination of employment, a vested employee may, at any time, elect to receive the value of his benefit. If an employee elects to defer the benefit, interest credits will continue to accrue on the deferred benefit until the distribution of the benefit begins. An employee may elect to receive the benefit as a lump sum payout or as a monthly annuity, but not both. If an employee elects the lump-sum option, the entire lump sum is eligible to be rolled over to another qualified plan or IRA. Messrs. Lauer, Oleksiak, Norcia and Peterson are currently eligible for the full value of their plan benefit.

Nonqualified Retirement Plans

•
SRP:     The benefits provided under the SRP are those benefits that would otherwise have been paid under the Retirement Plan but for the limitations imposed on qualified plans by the Internal Revenue Code. The benefits under the SRP are payable in a lump sum, in equal monthly installments for life or in annual installments from two to fifteen years.

•
ESRP:     The ESRP includes two components, the MSBP and the DC ESRP. Under the current terms of the ESRP, certain participants, including Messrs. Anderson, Oleksiak and Meador, will receive a choice at termination of employment of either the MSBP or DC ESRP benefit, but not both. Messrs. Lauer, Norcia and Peterson are only eligible to participate in the DC ESRP component of the ESRP and not the MSBP component.

▪
MSBP:     Prior to January 1, 2001, many Company executives, including Messrs. Anderson, Oleksiak and Meador, participated in the MSBP. The MSBP was incorporated into the ESRP as of January 1, 2001. The MSBP requires an executive to be at least age 55 with 10 years of service to receive benefits. Messrs. Anderson and Meador are currently eligible for MSBP benefits.

The benefit provided under the MSBP is based on a Traditional Retirement Plan benefit equal to 60% of average final compensation, subject to various adjustments for Retirement Plan participation, age at termination, years of service and payment option selected, for the Named Executive Officers (other than Messrs. Lauer, Norcia and Peterson, who are not covered under the MSBP component of the ESRP). The adjusted amount is offset by the amount that is paid from the Retirement Plan, SRP and any benefit from the noncontributory portion of a prior employer’s pension plan (if awarded service has been granted). Mr. Meador has 10 years of additional awarded service. Compensation used to calculate the benefits under the MSBP includes the highest 260 weeks of base salary, lump sums in lieu of base salary increases and, for years prior to 2001, the annual incentive bonus paid under the Shareholder Value Improvement Plan. Subsequent to 2000, when the Shareholder Value Improvement Plan was eliminated, the highest 260 weeks includes 10% of an executive’s base salary in lieu of a bonus. The benefits under the MSBP are payable in equal monthly installments for life. In the event of a change in control of the Company, executives who have entered into Change-In-Control Severance Agreements with the Company would receive an additional two

54 DTE ENERGY 2020 PROXY STATEMENT

years of age and service credits for purposes of the MSBP or any successor plan. See “Potential Payments Upon Termination of Employment” beginning on page 57 for further explanation of the change-in-control provision of the MSBP.

•
DC ESRP:     Effective January 1, 2001, we implemented the DC ESRP, a defined-contribution approach to nonqualified supplemental pension benefits. The DC ESRP approach was effective for most of the executives newly hired or promoted after that date. The DC ESRP provides for a benefit equal to a stated percentage of base salary and annual corporate incentive payments under the Annual Incentive Plan that is credited to a bookkeeping account on behalf of eligible executives. For the Named Executive Officers, the contribution percentage is 10%. The account value will increase or decrease based on the performance of the investment elections under the plan, as directed by the participants. Vesting of the benefit under the DC ESRP occurs at a rate of 20% per anniversary year. All of the Named Executive Officers are 100% vested in their DC ESRP accounts. The benefits under the DC ESRP are payable in a lump sum or annual installments from two to fifteen years. In the event of a change in control of the Company, executives who have entered into Change-In-Control Severance Agreements with the Company would receive an additional two years of compensation credits for purposes of the DC ESRP or any successor plan. See “Potential Payments Upon Termination of Employment” beginning on page 57 for further explanation of the change-in-control provision of the DC ESRP.

Deferred Compensation

For purposes of the following discussion concerning the tax-qualified and nonqualified deferred compensation for which our Named Executive Officers are eligible, we will be using the following terms:

•
"Savings Plan" means the DTE Energy Company Savings and Stock Ownership Plan (tax-qualified 401(k) plan). The Savings Plan is made up of three distinct subdivisions, which originate from the merger of former plans. These subdivisions are generally referred to as the DTE Electric Savings Plan, the MCN Savings Plan and the Citizens Savings Plan. None of the Named Executive Officers participate in the MCN Savings Plan or the Citizens Savings Plan.

•	"Supplemental Savings Plan" means the DTE Energy Company Supplemental Savings Plan (nonqualified 401(k) plan).

Tax-Qualified Deferred Compensation

All Named Executive Officers participate in the Savings Plan. A participant may contribute up to 100% (less applicable FICA taxes and other legally required or voluntary deductions) of eligible compensation to the Savings Plan as pre-tax, Roth, after-tax and, if applicable, a catch-up contribution basis. Participants are 100% vested at all times in the value of their contributions. In the DTE Electric Savings Plan (including all of the Named Executive Officers), we contribute $1 to the participant’s Savings Plan account for each $1 the participant contributes on the first 4% of eligible compensation. We contribute $0.50 for each $1 contributed on the next 4% of eligible compensation. Company contributions are made in DTE Energy stock. All of the Named Executive Officers are vested in their Company matching contributions.

Participants may direct their contributions and redirect from DTE Energy stock any related company contributions to any investment option available under the Savings Plan, subject to the trading restriction on Section 16 insiders. Under this trading restriction, participants designated as Section 16 insiders are restricted from transactions involving DTE Energy stock except during the four open window periods that occur each year after corporate earnings are announced. Investment directions and exchanges may be made daily.

DTE ENERGY 2020 PROXY STATEMENT 55

Nonqualified Deferred Compensation
The following table details the contributions (both employee and Company), earnings on the total account, withdrawals/distributions and aggregate year-end balance for the Supplemental Savings Plan for 2019. This plan is more fully described below.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Balance at Last Fiscal Year End ($)
Gerard M. Anderson	89,005	52,341	990,670	5,378,077
Gerardo Norcia	81,985	50,784	168,299	1,117,693
Peter B. Oleksiak	50,892	28,061	116,658	751,781
Trevor F. Lauer	36,885	23,386	158,134	870,066
David E. Meador	54,400	40,800	506,780	2,389,605
Bruce D. Peterson	37,808	23,760	74,079	1,025,985

(1)
During 2019, all of the Named Executive Officers were participants in the Supplemental Savings Plan. These amounts represent the amounts deferred from eligible compensation into the Supplemental Savings Plan.

(2)	These amounts are the Company matching contributions to the Supplemental Savings Plan for 2019 and are included in the “Summary Compensation Table” on page 49 as “All Other Compensation.”

(3)
These earnings represent the total investment income earned in 2019 on the various investment alternatives that can be selected and directed by participants. The aggregate earnings are not reported as compensation in the Summary Compensation Table.

The Supplemental Savings Plan — The percentage a participant may contribute to the Supplemental Savings Plan is the same as the pre-tax percentage that the participant elects to contribute to the Savings Plan. Company matching contributions mirror those under the Savings Plan. The investment options and restrictions are the same as under the Savings Plan, other than investment options available under the self-directed account feature of the Savings Plan.
Participants are 100% vested at all times in the value of their contributions and Company matching contributions.
We maintain bookkeeping accounts for participants in the Supplemental Savings Plan. In order to comply with Internal Revenue Code Section 409A, there are separate accounts for monies deferred for participant contributions and Company matching contributions, on or after January 1, 2005. A participant’s benefit will be comprised of separate bookkeeping accounts evidencing his or her interest in each of the investment funds in which contributions and related Company contributions have been invested. No actual “contributions” are made to the funds themselves. Earnings or losses are calculated using the daily valuation methodology employed by the record keeper for each corresponding fund under the Savings Plan.
When a participant terminates employment with the Company, the participant will be eligible to receive the full value of his or her Supplemental Savings Plan account, including all of his or her own contributions and all Company contributions, adjusted for investment earnings and losses. In the event of death, a lump sum distribution will be paid to the participant’s spouse or other designated beneficiary.
Distributions from the Supplemental Savings Plan will be paid in cash. Distributions will be made in accordance with the participant’s distribution election. A participant may elect to take a lump sum distribution or annual payments over a period of not less than two years and not more than 15 years. Lump sums and the first annual installment payments from the participant’s pre-2005 account will be made no later than March 1 of the plan year following the year of termination. Subsequent annual installments will be made no later than March 1 of the installment period. In practice, lump sums, the first annual installment payment and subsequent annual installment payments are made in January. Lump sums and the first annual installment payments from the participant’s post-2004 account will be made as of January 1 of the plan year following the year of termination or next following the latest date to which the participant deferred the distribution under the terms of the plan; however, Named Executive Officers and certain other executives must wait a minimum of six months after termination prior to receiving a distribution from post-2004 balances. Subsequent annual installments will be made as of January 1 of the installment period.

56 DTE ENERGY 2020 PROXY STATEMENT

Potential Payments Upon Termination of Employment
Other than the Change-In-Control Severance Agreements and an employment agreement with Mr. Norcia, discussed below, we have not entered into any other severance agreements or other arrangements with the Named Executive Officers and do not maintain any other severance benefit programs for the Named Executive Officers.
Change-in-Control Benefits
We have entered into Change-In-Control Severance Agreements with certain executives, including the Named Executive Officers. The agreements are intended to provide continuity of management in the event there is a change in control of the Company and to align executive and shareholder interests in support of corporate transactions.

For purposes of these agreements, a change in control occurs if (i) we or our assets are acquired by another company or if we merge, consolidate, or reorganize with another company and less than 55% of the new or acquiring company’s combined voting stock is held by holders of the voting stock of the Company immediately prior to the change in control transaction, (ii) a “person” becomes the beneficial owner of at least 20% of the Company’s voting stock, (iii) a majority of the Company’s Board members change within a period of two consecutive years, (iv) the Company’s shareholders approve a complete liquidation or dissolution of the Company, or (v) the Company executes, at the direction of the Board, one or more definitive agreements to engage in a transaction that will result in one of the events described in (i) through (iv).
The Change-In-Control Severance Agreements provide for severance compensation in the event that the executive’s employment is terminated (actually or constructively) within two years after a change in control of the Company. The severance compensation provided to an executive following a qualifying termination is the same for all of the change-in-control events. The cash severance benefit is the sum of (i) a multiple of the executive’s base salary plus annual bonus, assuming target performance goals for such year would be met, plus (ii) a lump sum payment of the executive’s pro-rated annual bonus (reduced by any pro-rated annual bonus otherwise paid because of the executive’s termination). The multiple for the Named Executive Officers is 200%. An additional amount is paid as consideration for the prohibition against engaging in any competitive activity for one year after termination that is imposed by the Change-In-Control Severance Agreement. The additional amount for the Named Executive Officers is 100% of the executive’s base salary plus annual bonus, assuming target performance goals for such year would be met. The Change-In-Control Severance Agreement does not provide any gross-up payments for the purposes of payment of excise taxes.
The Company’s retiree health and life insurance plans separately provide that any non-represented employee who receives severance pay because of a change in control will be credited with additional years of service after age 45 for purposes of eligibility for retiree health and life insurance equal to individual’s “benefit continuation period” under the applicable severance agreement or program. Under these provisions, the Named Executive Officers would be credited with an additional two years of service after age 45 for purposes of eligibility for retiree health and life insurance benefits.
The severance payment includes payment by the Company for outplacement services by a firm selected by the Named Executive Officer in an amount up to 15% of the Named Executive Officer’s base pay.
In addition, the executive would receive an additional two years of age and service credits for purposes of the MSBP (if the executive is a participant in the MSBP, as are Messrs. Anderson, Oleksiak and Meador), or an additional two years of compensation credits for purposes of the ESRP, and a cash payment representing health care and other welfare benefits for two years. If the executive is subject to the Company’s mandatory retirement policy (as are the Named Executive Officers), the benefits provided under a Change-In-Control Severance Agreements are subject to reduction depending on the executive’s age at termination. Executives who have Change-In-Control Severance Agreements and are participants in the MSBP who meet certain age and service requirements at the time of their termination would receive an immediate distribution of their benefit under the MSBP.
In addition, the Long-Term Incentive Plan provides that all options, restricted stock awards and performance shares will become exercisable or vested or will be earned (as applicable) upon the occurrence of a change-in-control event (iv) described above or upon the occurrence of a change-in-control event (i) described above if the new or acquiring entity fails to replace or continue the awards. Performance shares will be based on the greater of target performance or actual performance through the change in control date. If a change in control event (i) described above occurs and the new or acquiring entity replaces or

DTE ENERGY 2020 PROXY STATEMENT 57

continues the awards, all options, restricted stock awards and performance shares will become exercisable or vested or will be earned (as applicable) as of the earlier of the date specified in the award agreement or the executive’s qualifying termination, which generally must occur within two years after the change in control date.
We have an irrevocable trust established to provide a source of funds to assist us in meeting our obligations under the Change-In-Control Severance Agreements and certain other director and executive compensation plans described previously. We may make contributions to the trust from time to time in amounts determined sufficient to pay benefits when due to participants under such plans. Notwithstanding the trust, these plans are not qualified or fully funded, and amounts on deposit in the trust are subject to the claims of the Company’s general creditors.
The following table provides the estimated lump-sum or present values of the various change in control protections as if a qualifying termination had occurred on December 31, 2019.

Name	Severance Amount ($)(1)	Bonus ($)(2)	Pension Enhance-ment ($)(3)	Accelerated LTIP Awards ($)(4)	Out- placement ($)(5)	Health & Welfare Benefits ($)(6)	Non- Compete ($)(7)	Total ($)
Gerard M. Anderson	3,094,000	773,500	1,272,215	29,711,139	116,025	65,500	1,547,000	36,579,379
Gerardo Norcia	5,137,000	1,401,000	773,348	12,158,819	175,125	60,000	2,568,500	22,273,792
Peter B. Oleksiak	2,240,000	480,000	2,906,886	6,024,410	96,000	43,900	1,120,000	12,911,196
Trevor F. Lauer	2,026,800	450,400	394,007	4,290,905	84,450	62,400	1,013,400	8,322,362
David E. Meador	2,664,000	592,000	(21,809)	6,616,227	111,000	63,100	1,332,000	11,356,518
Bruce D. Peterson	1,944,800	400,400	381,507	4,025,191	85,800	66,100	972,400	7,876,198

(1)	The severance amount equals two times each Named Executive Officer’s base salary and target bonus as of December 31, 2019.

(2)	The bonus is equal to the Named Executive Officer’s base salary as of December 31, 2019 multiplied by the 2019 plan year AIP target.

(3)
The pension enhancement represents the present value of the additional two years of age and service awarded under the MSBP formula or two additional years of compensation credits awarded under the ESRP formula per the Change-In-Control Severance Agreements.

Mr. Meador’s pension enhancement is ($21,809) due to the differences between the ASC 715 assumptions and the change in control assumptions that are dictated by the ESRP plan document. When the MSBP is larger than the DC ESRP, as it is for Mr. Meador, the benefit payable after a change in control utilizes assumptions dictated by the change in control provisions of the ESRP plan. The assumptions dictated by the ESRP plan document resulted in a lower total retirement value due to a change in control for Mr. Meador when compared to the total value based on ASC 715 assumptions for the pre-change in control benefit. While the present value is lower because of the required assumptions, the actual benefits payable to Mr. Meador upon a change in control would increase.

(4)
This column reflects the full value of stock options, performance shares and restricted stock granted under the Company’s Long-Term Incentive Plan, as of December 31, 2019, that would become payable in the event of a qualifying change in control.

(5)	Outplacement benefits are capped at 15% of each Named Executive Officer’s base salary.

(6)
This column includes family coverage costs for medical, dental and vision benefits for a 24-month period. Also included are life insurance, long-term disability insurance and accidental death and disability insurance for a 24-month period.

(7)	The consideration for the non-competition prohibition in the Change-In-Control Severance Agreement is 100% of each Named Executive Officer’s base salary and target bonus as of December 31, 2019.

58 DTE ENERGY 2020 PROXY STATEMENT

Employment Agreement for Mr. Norcia
Under Mr. Norcia’s employment agreement discussed on page 47 assuming we terminated his employment without cause, or Mr. Norcia terminated his employment for good reason on December 31, 2019, Mr. Norcia would have been entitled to payments with an approximate value of $13,353,898 under the hypothetical termination. The payments represent twenty-four (24) months base salary, two times his 2019 annual incentive award with an Individual Performance Modifier of 100%, his 2019 annual incentive payment earned with an Individual Performance Modifier of 100%, and his unvested restricted stock and performance shares pro-rated based on actual days worked during the vesting/performance period and assuming target performance levels. Mr. Norcia would also be entitled to post-termination health care benefits in accordance with the retiree medical plan in which he is entitled to participate.

CEO Pay Ratio

For the fiscal year ended December 31, 2019, we identified the median of all our employees, excluding our CEO, by using annual total compensation as reported in the Summary Compensation Table as our consistently applied compensation measure. We computed annual total compensation for all active employees as of December 31, 2019, whether employed on a full-time, part-time, or seasonal basis. We did not annualize the compensation for any full-time employees who were not employed by us for all of 2019.

•	The resulting median employee is a senior professional within our electric generation organization;

•	The median employee had a salary of $119,157;

•	The annual total compensation of the median employee of the Company (other than Mr. Norcia, the Company's President and CEO) was $153,976; and

•	The annual total compensation of Mr. Norcia, our President and CEO, when annualized for a full year of service as CEO, was $8,776,433.

The difference between the employee's salary, wages, and overtime pay and the employee's annual total compensation represents the reported value of the employee's:

•	Non-equity incentive compensation of $12,063

•	Change in pension value of $14,212

•	Section 401(k) Employer matching contributions of $6,974

•	Other taxable benefits of $1,570

Given the CEO transition which occurred in 2019, for purposes of the pay ratio calculation we annualized Mr. Norcia’s compensation as if he had served as CEO for the entire year. Mr. Norcia’s annualized 2019 compensation is based on his CEO-level salary rate of $1,167,500 (as if such rate had been in effect throughout 2019), an annual performance-based bonus of $1,920,200 (which is based on calculating his entire 2019 bonus using the annual bonus target applied to the portion of the year he served as CEO), the full value of his long-term incentive awards granted in 2019 (which includes the additional grants he received at time of promotion), an adjusted 2019 change in pension value (calculated by our benefits consultant, Aon, based on a full-year of CEO salary and Mr. Norcia’s 2018 annual incentive award paid in 2019), and “All Other Compensation” as reported in the Summary Compensation Table.

Based on this information, the ratio of the annual total compensation of DTE's President and CEO to the median of the annual total compensation of all employees is 57 to 1. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

Summary Compensation Table with Median Employee
	Year	Salary ($) (1)	Stock Awards ($)	Non-equity Incentive Comp ($)	Change in Pension Value ($)	All Other Compensation ($)	Total ($)	2019 Pay Ratio
Gerardo Norcia	2019	1,167,500	4,716,621	1,920,200	838,082	134,030	8,776,433	57
Median Employee	2019	119,157	0	12,063	14,212	8,544	153,976
(1) Salary includes base salary and overtime pay per the SEC disclosure rules (Rule 402(u)(2)(i)).

DTE ENERGY 2020 PROXY STATEMENT 59

Because the SEC rules for identifying the median of the annual total compensation of our employees and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio for our Company.

Proposal No. 4 — Shareholder Proposal — Disclosure of Political Contributions

The Company expects a proposal to be presented for consideration at the annual meeting by Mercy Investment Services, Inc. of St. Louis, Missouri, who beneficially owned 469 shares of the Company's common stock as of November 21, 2019. The proposal, along with the supporting statement, is included below.

DTE Energy Political Disclosure Shareholder Resolution

Whereas:
As long-term shareholders of DTE, we support transparency and accountability in corporate electoral spending. This includes any activity considered intervention in a political campaign under the Internal Revenue Code, such as direct and indirect contributions to political candidates, parties, or organizations, and independent expenditures or electioneering communications on behalf of federal, state, or local candidates.
Disclosure is in the best interest of the company and its shareholders. The Supreme Court recognized this in its 2010 Citizens United decision, which said, "[D]isclosure permits citizens and shareholders to react to the speech of corporate entities in a proper way. This transparency enables the electorate to make informed decisions and give proper weight to different speakers and messages."
Although the Company publicly discloses a policy on corporate political spending, this is deficient because DTE's disclosure of payments to trade associations is dated and the company does not disclose any other election-related spending from corporate funds.
Publicly available records show DTE has contributed at least $13,365,000 in corporate funds since the 2010 election cycle (CQMoneyLine: http://moneyline.cq.corn; National Institute on Money in State Politics: http://www.followthemoney,org).
However, relying on publicly available data does not provide a complete picture of the Company's electoral spending. For example, the DTE's payments to tax-exempt groups, such as 501(c)(4)s, that may be used for election-related activities are undisclosed and unknown. This proposal asks the Company to disclose all of its electoral spending, including payments to trade associations and other tax-exempt organizations, which may be used for electoral purposes. This would bring our Company in line with a growing number of leading companies, including Ameren Corporation, Sempra Energy, and Edison International, which present this information on their websites.
The Company's Board and shareholders need comprehensive disclosure to fully evaluate the use of corporate assets in elections.
Resolved, that the shareholders of DTE Energy ("DTE" or "Company") hereby request that the Company provide a report, updated semiannually, disclosing the Company's:

1.
Policies and procedures for making, with corporate funds or assets, contributions and expenditures (direct or indirect) to (a) participate or intervene in any campaign on behalf of (or in opposition to) any candidate for public office, or (b) influence the general public, or any segment thereof, with respect to an election or referendum.

2.	Monetary and non-monetary contributions and expenditures (direct and indirect) used in the manner described in section 1 above, including:
a.The identity of the recipient as well as the amount paid to each; and
b.The title(s) of the person(s) in the Company responsible for decision-making.

60 DTE ENERGY 2020 PROXY STATEMENT

The report shall be presented to the board of directors or relevant board committee and posted on the Company's website within 12 months from the date of the annual meeting. This proposal does not encompass lobbying spending.
THE BOARD OF DIRECTORS OPPOSES THIS SHAREHOLDER PROPOSAL AND RECOMMENDS A VOTE AGAINST IT FOR THE REASONS SET FORTH BELOW:
DTE Energy has a long tradition as a responsible corporate citizen. The Board believes the Company has a responsibility to shareholders to be engaged and to participate in the political process on issues that affect the Company or are significant to our industry. The Board also believes that it is in the best interests of our shareholders to support the legislative process by making corporate political contributions to organizations consistent with the Company's objectives as permitted by federal, state and local laws. While we are fully committed to complying with the law regarding political contributions and expenditures, the overly specific disclosure contemplated by this proposal is unnecessary, would hold the Company to a higher standard than other participants in the political process, and could have negative consequences for the Company. We have communicated with the proponent in an attempt to address their concerns, but did not reach an agreement for withdrawal of the proposal.
The proponent submitted this proposal for a vote at last year’s Annual Meeting, where it was defeated. A different shareholder submitted substantially the same proposal in each of our Annual Meetings from 2008 to 2016 and the Board opposed the proposal on all occasions. Since the time the proposal was first submitted in 2008, it has been considered ten times and has never been approved by shareholders. The Company expanded its political contribution information and disclosures on our website in 2008 and again in 2017. The Board continues to believe that adoption of this resolution is unnecessary. Detailed information concerning the Company’s political contributions is available on our website at dteenergy.com/political-participation and is available through various political contribution disclosure laws.
In addition, the Company adopted a formal policy on corporate political participation that applies to all employees of the Company and its subsidiaries and is incorporated in our daily business practices. A copy of this policy is available on our website at dteenergy.com/political-participation. Among other things, the policy provides as follows:
A. Corporate Contributions - Our policy mandates that corporate contributions to political organizations be made only as permitted by applicable laws and authorized by our Vice President - Corporate & Government Affairs. Disclosure of the aggregate amount of these contributions will be posted annually on our website.
B. Political Action Committee Contributions - Political contributions to federal, state and local candidates, political party committees, and political action committees are made by the DTE Energy Political Action Committee ("PAC"), which is funded by voluntary contributions from eligible DTE Energy employees. The PAC's activities are guided by a steering committee comprised of PAC members elected by all PAC members and are subject to comprehensive regulation, including detailed disclosure requirements. PAC contributions are reported to the Federal Election Commission and the Michigan Secretary of State's Bureau of Elections. Links to these organizations are available on our website.
C. Trade Associations - DTE Energy belongs to a number of trade associations that participate in the political process. DTE Energy's sole purpose in becoming a member of these trade associations is not for political purposes, as DTE Energy may not agree with all positions taken by trade associations on issues. The benefits that DTE Energy does receive from trade associations are primarily expertise and the ability to gain insight on industry setting standards. Our policy on political participation provides that DTE Energy will request that trade associations to which our dues or other payments are significant provide a breakdown of the portion of our dues or payments that were used for political contributions. This information is included in the annual Board report of PAC and political activities.
D. Board Oversight and Disclosure - The Company's political activities are reviewed annually by the Public Policy and Responsibility Committee of the DTE Energy Board of Directors. We believe this oversight process ensures accountability and transparency for the Company's corporate political activities. The Company also posts on its website the annual aggregate amount of trade association dues or payments utilized for political activities. This additional disclosure, above and beyond what is required by law, ultimately convinced the previous proponent that it was no longer prudent to submit the proposal.
Given the Company's policy on corporate political participation discussed above, the mandatory public disclosure requirements already required under the law, and the supplemental disclosure the Company makes on a voluntary basis, the Board has

DTE ENERGY 2020 PROXY STATEMENT 61

again concluded that the Company's policy and disclosures exceed what is required by the law. This ample public information regarding DTE Energy's political participation appropriately addresses the concerns cited in the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE SHAREHOLDER PROPOSAL RELATING TO ADDITIONAL DISCLOSURE OF POLITICAL CONTRIBUTIONS.

Consideration of Any Other Business That May Come Before the Meeting
Our management does not intend to bring any other business before the meeting for action and has not been notified of any other business proposed to be brought before the meeting. However, if any other business should be properly presented for action, it is the intention of the persons named on the enclosed proxy card to vote in accordance with their judgment on such business.

62 DTE ENERGY 2020 PROXY STATEMENT

2020 PROXY STATEMENT OF DTE ENERGY COMPANY
INFORMATION CONCERNING VOTING AND PROXY SOLICITATION
QUESTIONS AND ANSWERS

Why did I receive proxy materials?
You received these materials because you own DTE Energy common stock. As a shareholder, you have the right to vote your shares on matters presented at the annual shareholder meeting to be held on May 7, 2020, or at any adjournments or postponements of this meeting.
What is a proxy?
The Board is asking you to give us your “proxy” to vote your shares at the annual shareholder meeting to be held on May 7, 2020, or at any adjournments or postponements of this meeting. Giving us your proxy means that you authorize us to vote your shares of our common stock at the annual meeting in the manner you direct. You will grant this permission by mail, the Internet, telephone or in person.
Through the mail, you may grant us permission to vote your shares on your behalf using a “proxy card” or a “voting instruction form” depending on how the ownership of your shares is reflected in our records.
If you are a Registered Shareholder, a “proxy card” is the document used to designate your proxy to vote your shares. If you are a Beneficial Shareholder, a “voting instruction form” is the document used to designate your proxy to vote your shares. See “What is the difference between a “Registered Shareholder” and a “Beneficial Shareholder?" below for further information.
In addition, all shareholders may vote their shares through the Internet, by telephone or in person at the annual meeting.
In this proxy statement, the term “proxy card” refers to the proxy card itself or the voting instruction form used by beneficial holders, unless otherwise indicated.
What is the difference between a “Registered Shareholder” and a “Beneficial Shareholder?"
A “Registered Shareholder” (also referred to as a “shareholder of record”) is a shareholder with shares registered in their name with Equiniti Trust Company (EQ), our transfer agent. Individuals who hold physical certificates and/or are participants in the DTE Energy Dividend Reinvestment and Stock Purchase Plan (“DRIP”), make up the largest portion of Registered Shareholders.
A “Beneficial Shareholder” (also referred to as a “street name holder”) is a shareholder with shares held in a stock brokerage account by a brokerage firm, bank or another nominee. Beneficial Shareholders generally cannot vote their shares directly and must instead instruct the brokerage firm, bank or other nominee how to vote their shares using a method described under “How do I vote?” below.
Please note that within this section if no “Registered” or “Beneficial” designation is given to the term “Shareholder” we are referring to all DTE Energy Shareholders as of the Record Date.

What are the purposes of this annual meeting?
At the meeting, our shareholders will be asked to:

1.
Elect twelve directors. The nominees are Gerard M. Anderson, David A. Brandon, Charles G. McClure, Jr., Gail J. McGovern, Mark A. Murray, Gerardo Norcia, Ruth G. Shaw, Robert C. Skaggs, Jr., David A. Thomas, Gary Torgow, James H. Vandenberghe and Valerie M. Williams for terms expiring in 2021. (See “Proposal No. 1 - Election of Directors” on page 5);

DTE ENERGY 2020 PROXY STATEMENT 63

2.
Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year 2020. (See “Proposal No. 2 - Ratification of Appointment of Independent Registered Public Accounting Firm” on page 28);

3.	Provide an advisory vote to approve the Company’s executive compensation. (See “Proposal No. 3 - Advisory Proposal - Nonbinding Vote to Approve Executive Compensation” on page 30);

4.	Vote on a shareholder proposal to make additional disclosure of political contributions. (See "Proposal No. 4 - Disclosure of Political Contributions" on page 60);

5.
Consider any other business that may properly come before the meeting or any adjournments or postponements of the meeting. (See “Consideration of Any Other Business That May Come Before the Meeting” on page 62).

Who is entitled to vote?
Only DTE Energy common stock shareholders of record at the close of business on March 10, 2020 (the “Record Date”) are entitled to vote at the annual meeting. Each share of common stock has one vote with respect to each matter coming before the meeting.
How do I vote?
Registered Shareholders - You will receive voting instructions directly from EQ. You may vote your shares held as of the Record Date through the Internet, by telephone, by mail or by casting a ballot in person at the annual meeting.

•	To vote through the Internet or by telephone, follow the instructions attached to your proxy card or meeting notice.

•	To vote by mail, sign and date each proxy card (if you receive a paper copy) and return it in the enclosed prepaid envelope.

•
To vote in person at the annual meeting, please see the instructions under “How do I attend the annual meeting?” on page 68 below. You may use your own proxy card to vote or use a blank one provided at the meeting.

Note that if you vote more than once, your last vote counts and supersedes all others. See “Can I change or revoke my vote?” below for further information.

If you sign and return your proxy card, but do not specify how you wish to vote, your shares will be voted as the Board recommends. Your shares will also be voted as recommended by the Board, in its discretion, on any other business that is properly presented for a vote at the meeting. See “Consideration of Any Other Business That May Come Before the Meeting” on page 62.
Beneficial Shareholders - You must vote your shares in the manner prescribed by your brokerage firm, bank or other nominee. Your brokerage firm, bank or other nominee should have enclosed, or should have provided a “Notice Card” or “Voting Instruction Form” for you to direct them how to vote your shares. Unlike the Registered Shareholders, you will not be able to vote your shares in person at the annual meeting unless you obtain a legal proxy from your brokerage firm, bank or other nominee. See “How do I attend the annual meeting?” on page 68 below for information regarding legal proxies.
If your DTE Energy shares are owned through the DTE Energy Company Savings and Stock Ownership Plan, the DTE Electric Company Savings & Stock Ownership Plan for Employees Represented by Local 223 of the Utility Workers Union of America, the DTE Electric Company Savings & Stock Ownership Plan for Employees Represented by Local 17 of the International Brotherhood of Electrical Workers or the DTE Gas Company Investment and Stock Ownership Plan (“401(k) plans”), see “What shares are included on my proxy card or meeting notice?” below.

64 DTE ENERGY 2020 PROXY STATEMENT

What shares are included on my proxy card or meeting notice?
Registered Shareholders - The proxy card or meeting notice you received covers all shares eligible to be voted in your account as of the Record Date regardless of type, including any shares held in certificated form or shares held in the DRIP.
401(k) plan Participants - The proxy card serves as a voting instruction to the Trustee for DTE Energy common stock owned by employees and retirees of DTE Energy and its affiliates in their respective 401(k) plans. Please note that if you are also a Registered Shareholder, shares held in the 401(k) plans will be listed separately and will be voted together with your registered shares on one proxy card.
Beneficial Shareholders - Separate voting instructions will be provided by each of your brokerage firms, banks or other nominees for shares held in street name.
Can I change or revoke my vote?
Yes. If you are a Registered Shareholder and/or own DTE Energy shares within a 401(k) plan, any subsequent vote or revocation received by the voting deadline will supersede your prior vote. For example, if you voted by telephone, a subsequent Internet vote will change your vote. Deadlines for voting are indicated on the proxy card or meeting notice.
If you are a Registered Shareholder and wish to change your vote using a new proxy card, please call 1-866-388-8558 to request a new proxy card.
Registered Shareholders may also change their vote on their registered shares by voting in person at the annual meeting.
If you wish to revoke any prior vote you must submit a letter addressed to our tabulator, EQ, P.O. Box 64873, St. Paul, MN 55164-9397. It must be received prior to the meeting to be processed.

Beneficial Shareholders should contact their brokerage firm, bank or other nominee regarding the timing and method to change or revoke their vote.
Is my vote confidential?
Yes, your vote is confidential. Your vote is received and counted by the tabulator and inspector of election, EQ. Your vote will not be disclosed except as required by law or in other limited circumstances.
Will I receive an Annual Report?
DTE Energy no longer provides a separate “Annual Report.” The Company’s Form 10-K, filed with the SEC, is provided to Shareholders with the proxy materials and serves as our “Annual Report” to our Shareholders.
What does it mean if I get more than one set of proxy materials or meeting notices?
In addition to reducing mailing costs by providing meeting notices, we also try to reduce costs relating to mailing duplicate sets of proxy materials by a method called householding. See “What is “householding” and how am I affected?” below. Despite these efforts, you may receive multiple copies of proxy materials if your shares are registered differently (i.e. trust, joint, name spelling variation, etc.) or if they are in more than one account (i.e., broker, bank, transfer agent, etc.). Please vote all proxies that you receive and consider consolidating your accounts.
If you are a Registered Shareholder receiving multiple sets of materials and wish to consolidate your accounts please contact EQ at 1-866-388-8558.
If you are a Beneficial Shareholder receiving multiple sets of materials and wish to consolidate your accounts, please contact your brokerage firm, bank or other nominee.

DTE ENERGY 2020 PROXY STATEMENT 65

What is “householding” and how am I affected?
For those Shareholders receiving paper copies of the Form 10-K and proxy statement, the SEC permits delivery of a single copy of these statements to Shareholders who have the same address and last name. This procedure, called “householding,” reduces the volume of duplicate information mailed and reduces printing and postage costs.
Despite “householding” of printed material, each Shareholder living at the same address will continue to receive a separate proxy card.
Registered Shareholders and DTE Energy 401(k) plan Participants: If you prefer to receive separate copies of our annual reports and proxy statements, now or in the future, please submit a written request to: EQ, Attn: Householding/DTE Energy, P.O. Box 64854, St. Paul, MN 55164-0854. Separate sets of documents will be promptly delivered to you.
Beneficial Shareholders can request information about “householding” by contacting their brokerage firm, bank or other nominee of record.
Can I elect to receive or view DTE Energy’s annual report (Form 10-K) and proxy statement electronically?
Yes. If you are a Registered Shareholder and you received printed proxy materials, you may elect to receive future proxy materials electronically. To do so you must provide your consent and enroll in this service at investorelections.com/dte, where step-by-step instructions will prompt you through the enrollment process.
By consenting to electronic delivery, you are stating that you currently have, and expect to have, access to the Internet. If you do not currently have, or do not expect to have, access to the Internet, please do not elect to have documents delivered electronically.
If you have previously enrolled, you will receive an email notification directing you to the website where you can view, search and print the annual report and proxy materials and vote your shares.
If this is your first time registering for electronic delivery, your enrollment will be effective for the 2021 annual meeting.
Beneficial Shareholders should contact their brokerage firm, bank or other nominee and inquire about their electronic delivery options.
All DTE Energy Shareholders can view, search and print the current year’s proxy statement and Form 10-K at proxydocs.com/dte.
What constitutes a quorum?
There were 192,581,931 shares of our common stock outstanding on the Record Date. Each share is entitled to one vote with respect to each matter coming before the annual meeting. A majority of these outstanding shares present or represented by a proxy at the meeting constitutes a quorum. A quorum is necessary to conduct an annual meeting.

66 DTE ENERGY 2020 PROXY STATEMENT

What are abstentions and broker non-votes and how do they affect voting?
Abstentions - If you specify on your proxy card that you wish to “abstain” from voting on an item, your shares will not be voted on that particular item. Abstentions are counted toward establishing a quorum, but not toward determining the outcome of the proposal to which the abstention applies.
Broker Non-Votes - Under New York Stock Exchange rules, if your broker holds your shares in its name and does not receive voting instructions from you, your broker has discretion to vote these shares on certain “routine” matters, including the ratification of the appointment of the independent registered public accounting firm. Voting to elect directors in an uncontested election, to approve executive compensation and to consider any shareholder proposals are all non-routine matters. Consequently, your broker must receive voting instructions from you in order to vote with respect to proposals 1, 3, and 4 at our 2020 annual meeting. On routine matters, including proposal 2, shares voted by brokers without instructions are counted toward the outcome.
How does the voting work?
For each item, voting works as follows:
Proposal No. 1—Election of Directors. The election of each director requires approval by a majority of the votes cast, i.e., each of the twelve nominees for director must receive more than fifty percent of the votes cast at the meeting to be elected. You may withhold votes from one or more directors by writing their names in the space provided for that purpose on your proxy card. Withhold votes are counted as votes cast and treated as votes against the relevant director. Failure to vote and broker non-votes will not be considered as votes cast for the election of directors and will not be counted either for or against each director. If you vote by telephone or the Internet, follow the instructions attached to the proxy card or meeting notice. Your broker is not entitled to vote your shares on this matter unless instructions are received from you. You cannot vote for more than twelve directors.
Proposal No. 2—Ratification of Appointment of Independent Registered Public Accounting Firm. Ratification of the appointment of an independent registered public accounting firm requires approval by a majority of the votes cast. Abstentions are not considered votes cast and will not be counted either for or against this matter. Your broker is entitled to vote your shares on this matter if no instructions are received from you.
Proposal No. 3—Nonbinding Vote to Approve Executive Compensation. Approval of the Management Proposal requires approval from a majority of the votes cast. Your broker is not entitled to vote your shares unless instructions are received from you. Abstentions and broker non-votes are not considered votes cast and will not be counted either for or against this proposal.
Proposal No. 4—Shareholder Proposal—Additional Disclosure of Political Contributions. Approval of the Shareholder Proposal requires approval from a majority of the votes cast. Your broker is not entitled to vote your shares unless instructions are received from you. Abstentions and broker non-votes are not considered votes cast and will not be counted either for or against this proposal.

DTE ENERGY 2020 PROXY STATEMENT 67

How do I attend the annual meeting?
All Shareholders as of the Record Date, or their duly appointed proxies, may attend the annual meeting. You must pre-register in order to attend. Please contact DTE Energy Shareholder Services by email at shareowner@dteenergy.com or by telephone at (313) 235-4200 and provide your name, address, telephone number with area code, and note that you plan to attend the annual meeting. DTE Energy will independently verify the status of Registered Shareholders as of the Record Date. Beneficial Shareholders must provide evidence of share ownership to DTE Energy Shareholder Services.
Beneficial Shareholders—Beneficial Shareholders must contact their brokerage firm, bank or other nominee and obtain a legal proxy in order to vote their shares in person at the meeting. Generally, there will be a box that you can check on the voting instruction card or website to indicate that you wish to attend and vote your shares at the annual meeting. You must provide a copy of the legal proxy to DTE Energy Shareholder Services as definitive proof of ownership as of the Record Date in order to attend the meeting and to vote your shares in person.
If a Beneficial Shareholder does not obtain a legal proxy but still wants to attend the annual meeting (and not vote their shares in person), they may provide other evidentiary material, such as broker statements, trade advices or a letter from their broker proving ownership as of the Record Date. DTE Energy reserves the right to restrict admission if evidentiary material is not definitive proof of proper and timely ownership.
DTE Energy will respond to all pre-registration requests and will maintain a list of verified Shareholders at the annual meeting. To gain admission at the meeting, you must present government-issued photo identification that matches the name on the pre-registration list.
Annual meeting pre-registration requests must be received by the end of business on Thursday, April 30, 2020.
Seating is limited and admission is on a first-come basis.
Location of the annual meeting:
The meeting will be held at the Four Seasons Hotel, 57 East 57th Street, New York, New York 10022.
How will the annual meeting be conducted?
The Executive Chairman of the Board (“Chairman”), or such other director as designated by the Board, will call the annual meeting to order, preside at the meeting and determine the order of business. The only business that will be conducted or considered at this meeting is business discussed in this proxy statement, as no other shareholder complied with the procedures set forth in our Bylaws (as amended) for proposing other matters to be brought at the meeting.
How does a shareholder recommend a person for election to the Board for the 2021 annual meeting?
Recommendations for nominations by shareholders should be in writing and addressed to our Corporate Secretary at our principal business address. See the “Shareholder Proposals and Nominations of Directors” section of this proxy statement on page 69 for further information on submitting nominations. Once the Corporate Secretary properly receives a recommendation for nomination, the recommendation is sent to the Corporate Governance Committee for consideration. Candidates for directors nominated by shareholders will be given the same consideration as candidates nominated by other sources.

68 DTE ENERGY 2020 PROXY STATEMENT

2021 ANNUAL MEETING OF SHAREHOLDERS
Our Bylaws provide that the annual meeting of shareholders will be held on such date and at such time and place as may be fixed by the Board. When the Board fixes the date for an annual meeting, it will be announced as soon as practicable.
Shareholder Proposals and Nominations of Directors
For Inclusion In Proxy Statement.     Shareholder proposals to be considered for inclusion in the proxy statement for the 2021 Annual Meeting must be received by the Corporate Secretary at our principal business address no later than 5:00 p.m. Detroit time on November 25, 2020.
For Matters to be Brought at the Meeting.     If a shareholder intends to submit a matter other than by timely submitting the proposal to be included in the proxy statement, the shareholder must give timely notice in accordance with our Bylaws. To be timely, a shareholder’s notice nominating a person for election to the Board or proposing other business must be received not earlier than the 150th day and not later than the close of business on the 120th day prior to the anniversary of the most recent annual meeting of shareholders.
Procedures for Submitting Proposals and Nominations.     Any shareholder who wishes to (i) nominate a person for election to the Board, or (ii) propose other items of business at an annual meeting must be a shareholder of record at the time of giving the notice and entitled to vote at the meeting. All notices must be received by the Corporate Secretary, One Energy Plaza, Room 2386 WCB, Detroit, Michigan 48226-1279, fax: 313-235-8871. Any such notice must include:

•	the name and address, as they appear on our books, of the shareholder making the proposal or nomination and of the beneficial owner, if any, on whose behalf the proposal or nomination is made;

•
the class and number of shares that are owned beneficially and of record by the shareholder making the proposal or nomination and by the beneficial owner, if any, on whose behalf the proposal or nomination is made; and

•
a representation that the person giving the notice is a shareholder of record entitled to vote at the annual meeting and intends to appear at the meeting in person or by proxy to make the nomination or propose the business specified in the notice.

In addition, our Bylaws require the following:
If a shareholder notice is nominating a person (a “Shareholder Nominee”) for election to the Board, the notice must also include:

•
the information that would be required to be disclosed in a proxy statement to comply with all applicable requirements of the Act and the rules and regulations thereunder as if each Shareholder Nominee had been nominated by the Board;

•
any additional information as necessary to permit the Board of Directors to determine if the Shareholder Nominee is independent under applicable listing standards, any applicable rules of the SEC and any publicly disclosed standards used by the Board in determining and disclosing the independence of the Company’s directors;

•
a written representation and agreement of the Shareholder Nominee, in the form provided by the Secretary upon written request, relating to the Shareholder Nominee’s compliance, in his or her individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, if elected as a director, with the Company’s corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines, any other Company code of conduct, policies and guidelines or any rules, regulations and listing standards, in each case as applicable to Company directors; and

•
a written representation and agreement of the Shareholder Nominee, that such person (i) is not and will not become a party to any agreement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Company, will act or vote on any issue or question, and (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as director unless the terms of such agreement, arrangement or understanding have been provided to the Company.

DTE ENERGY 2020 PROXY STATEMENT 69

Any shareholder notice to nominate a Shareholder Nominee must be accompanied by a written and signed consent of the Shareholder Nominee to serve as a director of the Company if elected.
If a shareholder notice is proposing any other items of business, the notice must also include as to each matter the shareholder proposes to bring before the annual meeting:

•	a description in reasonable detail of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; and

•	any material interest the shareholder or the beneficial owner, if any, on whose behalf the proposal is made, has in the matter.
A shareholder must also comply with all the applicable requirements of the Exchange Act for shareholder proposals, including matters covered by SEC Rule 14a-8. Nothing in our Bylaws affects any rights of shareholders to request inclusion of proposals in the proxy statement pursuant to SEC Rule 14a-8.
Proxies solicited by the Company for the 2021 annual meeting may confer discretionary authority to vote on an untimely proposal without express direction from the shareholders giving proxies.

SOLICITATION OF PROXIES
We will pay the cost to solicit proxies.  Directors and officers of DTE Energy and employees of its affiliates may solicit proxies either personally or by telephone, facsimile transmission or via the Internet, but no additional remuneration will be paid by the Company for the solicitation of those proxies. We have also retained Morrow Sodali, LLC, 470 West Ave., Stamford, Connecticut 06902 to help distribute proxy materials and solicit votes in that same manner, for a fee of $15,500 plus reimbursement of certain out-of-pocket expenses.

IMPORTANT
The interest and cooperation of all shareholders in our affairs are considered to be of the greatest importance by your management. Even if you expect to attend the annual meeting, it is urgently requested that, whether your share holdings are large or small, you promptly vote by telephone or on the Internet or fill in, date, sign and return the enclosed proxy card in the envelope provided. If you do so now, we will be saved the expense of follow-up notices.

70 DTE ENERGY 2020 PROXY STATEMENT

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945

Address Change? Mark box, sign, and indicate changes below: ☐
TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

IMPORTANT
The interest and cooperation of all shareholders in our affairs are considered to be of the greatest importance to your management. Even if you expect to attend the annual meeting, it is urgently requested that, whether your share holdings are large or small, you promptly fill in, date, sign and return the enclosed proxy card in the envelope provided or vote by telephone or on the Internet. If you do so now, we will be saved the expense of follow-up notices.

The Board of Directors Recommends a Vote FOR Proposals 1, 2 and 3,
and AGAINST Proposal 4

Proposal 1.	Elect twelve members of the Board of Directors for one-year terms ending in 2021
	01	Gerard M. Anderson	07	Ruth G. Shaw	☐	Vote FOR all nominees	☐	Vote WITHHELD from all nominees (except as marked)
	02	David A. Brandon	08	Robert C. Skaggs, Jr.
	03	Charles G. McClure, Jr.	09	David A. Thomas
	04	Gail J. McGovern	10	Gary H. Torgow
	05	Mark A. Murray	11	James H. Vandenberghe
	06	Gerardo Norcia	12	Valerie M. Williams

Please fold here - Do not separate

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)
Proposal 2.	Ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors	☐	For	☐	Against	☐	Abstain
Proposal 3.	Provide a nonbinding vote to approve the Company's executive compensation	☐	For	☐	Against	☐	Abstain
Proposal 4.	Vote on a shareholder proposal to make additional disclosure of political contributions	☐	For	☐	Against	☐	Abstain
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, IT WILL BE VOTED AS THE BOARD RECOMMENDS, EXCEPT AS INDICATED ON THE REVERSE.

Date

Signature(s) in Box

Please sign exactly as your name(s) appears on your Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide the full name of the corporation and the title of the authorized officer signing the Proxy.

DTE ENERGY COMPANY
2020 ANNUAL MEETING OF SHAREHOLDERS
Dear Shareholder(s):
The Annual Meeting of Shareholders of DTE Energy Company will be held at the Four Seasons Hotel located at 57 East 57th Street, New York, New York 10022 on Thursday, May 7, 2020 at 8:00 a.m. (EDT).
All shareholders must pre-register in order to attend DTE Energy Company’s Annual Meeting of Shareholders. Please contact DTE Energy Shareholder Services by e-mail at shareowner@dteenergy.com or by telephone at (313) 235-4200 and provide your name, address, telephone number and your request to attend. DTE Energy will respond to all pre-registration requests and will maintain a list of verified shareholders at the admission desk for the meeting. In addition to ownership confirmation, you must also present government-issued photo identification showing your name, address and signature for admission. No guests will be permitted. Annual meeting pre-registration requests must be received by the end of business on Thursday, April 30, 2020. Seating and parking are limited and admission is on a first-come basis.
Lisa A. Muschong
Vice President, Corporate Secretary and Chief of Staff
proxy

DTE ENERGY COMPANY PROXY CARD AND VOTING INSTRUCTION FORM
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
By signing on the other side, I (we) appoint JoAnn Chavez, Lisa A. Muschong and Peter B. Oleksiak, any or all of them, as proxies to vote my (our) shares of Common Stock of DTE Energy Company at the Annual Meeting of Shareholders to be held on Thursday, May 7, 2020, and at all adjournments thereof, upon the matters set forth on the reverse side hereof and upon such other matters as may properly come before the meeting.
If you sign and return this proxy, the shares will be voted as directed. If no direction is indicated, the shares will be voted FOR Proposals 1, 2 and 3, and AGAINST Proposal 4. Your telephone or Internet vote authorizes the named proxies to vote your shares as directed. Unless you have voted by telephone or Internet, or have returned a signed proxy, the shares cannot be voted for you (except that your broker can vote your shares on Proposal 2 without your instruction). If you are a registered shareholder, you can also vote your shares at the meeting.
For participants in one of the DTE Energy Company Savings Plans, by signing on the other side, you hereby direct Great-West Trust Company, LLC , as Trustee, to vote all shares of Common Stock of DTE Energy Company represented by your proportionate interest in the Trust at the Annual Meeting of Shareholders of the Company to be held on Thursday, May 7, 2020, and at all adjournments thereof, upon the matters set forth on the reverse side hereof and upon such other matters as may properly come before the meeting.
The Trustee is directed to vote as specified on the reverse. If you sign and return this form, but do not otherwise specify, the Trustee will vote FOR Proposals 1, 2 and 3, and AGAINST Proposal 4. Only the Trustee can vote your shares. Your shares cannot be voted in person.
For participants in the DTE Electric Company Savings & Stock Ownership Plan for Employees Represented by Local 17 of the International Brotherhood of Electrical Workers, the DTE Electric Company Savings & Stock Ownership Plan for Employees Represented by Local 223 of the Utility Workers Union of America, and in the DTE Energy Plan portion of the DTE Energy Company Savings and Stock Ownership Plan: The Trustee only votes shares for which the Trustee has received your vote by telephone or Internet, or has received a signed voting instruction form.
For participants in the DTE Gas Company Investment and Stock Ownership Plan and in the Citizens Gas Plan and MCN Plan portions of the DTE Energy Company Savings and Stock Ownership Plan: Shares with respect to which the Trustee does not receive voting instructions will be voted by the Trustee in the same proportion as shares for which the Trustee receives voting instructions.
Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week
Your Internet or phone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

:	(	*
INTERNET/MOBILE	PHONE	MAIL
www.proxypush.com/dte	1-866-883-3382

Use the Internet to vote your proxy until 11:59 p.m. (EDT) on May 6, 2020.*	Use a touch-tone telephone to vote your proxy until 11:59 p.m. (EDT) on May 6, 2020.*	Mark, sign and date your proxy card and return it in the postage-paid envelope provided. Mailed copies must be received by 11:59 p.m. (EDT) on May 6, 2020.

*For DTE Energy Savings Plan participants — Internet and telephone voting are available through 11:59 p.m. (EDT) on May 4, 2020.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your Proxy Card.